UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed
by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Tradeweb Markets Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Tradeweb

Notice of 2023 Annual Meeting
of Stockholders and

Proxy Statement

About Tradeweb

As a leader in building and operating electronic marketplaces for rates, credit, equities and money markets, Tradeweb connects approximately 2,500 institutional, wholesale and retail clients globally.

TRADEWEB BY THE NUMBERS
FY22 Revenues $1.2B (+10.4% YoY, +14.0% CC*)	FY22 Adjusted EBITDA Margin** 51.9% (+111 bps YoY)

FY22 Adjusted Net Income** $450.1M (+15.7% YoY)	FY22 Free Cash Flow** $572.7M (+8.7% YoY)

*  “CC” means constant currency. Growth information presented on a “constant currency” basis is a non-GAAP financial measure and reflects growth for the period excluding the impact of foreign exchange currency fluctuations.

**  Revenue growth on a constant currency basis, adjusted EBITDA margin, adjusted net income and free cash flow are non-GAAP financial measures used by the Company to supplement information in our financial results. A reconciliation of these non-GAAP financial measures may be found in our Form 8-K filed with the SEC on February 2, 2023 and our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

BILLY HULT

Chief Executive Officer,
Tradeweb Markets

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Tradeweb Markets Inc., which will be held virtually at 12 p.m., Eastern Time, on Monday, May 15, 2023, at www.virtualshareholdermeeting.com/TW2023.

The attached Notice of the Annual Meeting of Stockholders and Proxy Statement describes the formal business that we will transact at the virtual Annual Meeting.

We have elected to take advantage of the rules of the U.S. Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”), rather than a full paper set of the proxy materials, unless you previously requested to receive printed copies. The Notice contains details regarding the date, time and location of the meeting and the business to be conducted, as well as instructions on how to access our proxy materials on the Internet and for voting over the Internet. Whether or not you plan to virtually attend the Annual Meeting, please vote your shares promptly by following the voting instructions that you have received. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting virtually at the Annual Meeting, but will assure that your vote is counted if you cannot virtually attend. On behalf of the Board of Directors and the employees of Tradeweb Markets Inc., we thank you for your continued support and look forward to seeing you at the virtual Annual Meeting.

Sincerely yours,

BILLY HULT

Chief Executive Officer

March 23, 2023

2023 PROXY STATEMENT

Notice of 2023 Virtual Annual Meeting of Stockholders

To Our Stockholders:

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Tradeweb Markets Inc. (“Tradeweb” or the “Company”) that will be held virtually at 12 p.m., Eastern Time, on Monday, May 15, 2023, at www.virtualshareholdermeeting.com/TW2023 for the following purposes:

1.

To elect the four nominees for director named in the attached Proxy Statement as Class I directors, each to serve on the Board of Directors for a three-year term until the 2026 Annual Meeting of Stockholders or their respective successors are elected and qualified (Proposal 1);

2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2); and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote (i) “FOR ALL” of the director nominees named in the attached Proxy Statement and (ii) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm.

The Board of Directors has fixed March 17, 2023 as the record date for determining stockholders entitled to receive notice of, and to vote at, the virtual Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. Holders of outstanding shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters on which stockholders are entitled to vote generally (except as may be required by law). Each share of Class A common stock and Class C common stock entitles its holder to one vote on all matters presented to the Company’s stockholders generally. Each share of Class B common stock and Class D common stock entitles its holder to ten votes on all matters presented to the Company’s stockholders generally.

The Board of Directors has again determined to hold the Annual Meeting virtually. We believe that this is the right choice for Tradeweb as it provides expanded stockholder access regardless of the size of the Annual Meeting or resources available to stockholders, improves communication and allows participants to attend the Annual Meeting conveniently from any location at no additional cost. The Company has endeavored to provide stockholders attending the Annual Meeting with the same rights and opportunities to participate as they would at an in-person meeting.

You are cordially invited to virtually attend the Annual Meeting, conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/TW2023 to vote on the proposals described in this Proxy Statement and submit questions during the meeting. Your vote is important. Regardless of whether or not you participate in the Annual Meeting, we hope that you vote as soon as possible. You may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the Annual Meeting regardless of whether you attend online. For additional details, see “Voting and Attendance at the Annual Meeting” below. This Proxy Statement provides detailed information about the Annual Meeting. We encourage you to read this Proxy Statement carefully and in its entirety.

By Order of the Board of Directors,

Douglas Friedman General Counsel and Secretary New York, New York March 23, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON MAY 15, 2023

The Notice, the Proxy Statement and the Company’s 2022 Annual
Report are available at www.proxyvote.com.

TRADEWEB

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2022 carefully before voting.

2023 PROXY STATEMENT

    Proxy Summary

MEETING INFORMATION

Date:	Monday, May 15, 2023
Time:	12:00 p.m. (Eastern Time)
Virtual Meeting:	www.virtualshareholdermeeting.com/TW2023
Record Date:	March 17, 2023

HOW TO VOTE

Your vote is important. You may vote your shares in advance of the Annual Meeting via the Internet, by telephone or by mail, or during the meeting by attending and voting electronically. If you vote via the Internet, by telephone or plan to vote electronically during the Annual Meeting, you do not need to mail in a proxy card.

INTERNET

To vote before the meeting, visit
www.proxyvote.com.

To vote at the meeting, visit
www.virtualshareholdermeeting.
com/TW2023. You will need
the control number printed on
your notice, proxy card or voting
instruction form.

TELEPHONE

If you received a paper copy of the

proxy materials, dial toll-free

1-800-690-6903 or the
telephone number on your voting

instruction form. You will need
the control number printed on
your notice, proxy card or voting
instruction form.

MAIL If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

We first began sending our stockholders the Notice and made our proxy materials available on or about March 23, 2023.

PROPOSALS

Proposal 1 Election of Directors	To elect the four director nominees named in this Proxy Statement as Class I directors of the Company, each to serve for a three-year term until the 2026 Annual Meeting or their respective successors are elected and qualified.
Our Board unanimously recommends that you vote “FOR ALL” of the director nominees.

Proposal 2 Auditor Ratification	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Our Board unanimously recommends that you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.

TRADEWEB

    Proxy Summary

Our Board of Directors

				Committee Memberships

Name	Director Since	Principal Occupation	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Other Current Public Company Boards

Jacques Aigrain	2022	Director, Clearwater Analytics Chairman, Lyondell Basell Industries N.V.					2

Balbir Bakhshi	2021	Chief Risk Officer, London Stock Exchange Group plc

Steven Berns	2020	Former Chief Financial Officer & Chief Operating Officer					1

Troy Dixon	2023	Founder and Chief Investment Officer, Hollis Park Partners LP

John Finley	2019	Chief Legal Officer, Blackstone

Scott Ganeles	2019	Senior Partner, WestCap Group, LLC

Billy Hult	2019	Chief Executive Officer, Tradeweb Markets

Paula B. Madoff	2019	Advisor, The Goldman Sachs Group Inc.					4

Lee Olesky	2019	Chairman of the Board and Former CEO, Tradeweb Markets

Thomas Pluta	2019	President, Tradeweb Markets

Murry Roos	2021	Group Director, Capital Markets, London Stock Exchange Group plc

Rana Yared	2022	General Partner, Balderton Capital

    Denotes Chairperson

2023 PROXY STATEMENT

    Proxy Summary

Our Board of Directors

BOARD SKILLS AND QUALIFICATIONS

BOARD INDEPENDENCE, AGE, DIVERSITY AND TENURE*

*	Does not include Catherine Johnson, as director nominee. Assuming Ms. Johnson is elected at the Annual Meeting, the Board will be 25% female.

TRADEWEB

    Proxy Summary

Executive Compensation Program Highlights

PHILOSOPHY AND OBJECTIVES

Maintain a pay-for- performance culture	Annual pay opportunities emphasize variable performance-based compensation, with metrics aligned to the Company’s financial results and business strategy, ensuring a high degree of performance orientation in our executive compensation program.

Foster long-term alignment with stockholders	Outstanding equity awards in the form of annual restricted stock unit grants (including performance-based restricted stock unit grants) directly tie pay outcomes to value creation, aligning executive and stockholder interest.

Attraction and retention	Our executive compensation program provides overall target compensation that is intended to attract and retain high-caliber talent. In addition, our long-term incentive awards are granted on varying vesting schedules, continually ensuring that a portion of previously granted equity remains unvested.

Reflect internal equity considerations	Compensation decisions are made in the context of individual factors and pay equity, fostering growth and motivation through a flexible compensation design.

KEY ELEMENTS OF OUR FISCAL YEAR 2022 COMPENSATION PROGRAM

What We Do	What We Don’t Do

Pay-for-performance. Approximately 91% of our executive target compensation is at-risk, variable compensation. 66% of target annual equity grants and cash bonuses made to the NEOs in March 2022 were tied directly to company performance.[1]

Hedging/pledging of Company stock. We prohibit our officers and directors from hedging, margining, pledging, short-selling or publicly trading options in our stock.

Encourage long-term outlook. Long-term equity awards have a three-year vesting period. In 2023, certain equity awards made to NEOs also included a three-year performance period (as described more fully under the heading “Compensation Discussion and Analysis—Fiscal 2023 Compensation Decisions”).

Excise tax gross-ups. We do not pay excise tax gross-ups on change-in-control payments.

Limited employment agreements. Currently, only our Chief Executive Officer is party to an employment agreement with the Company.	Repricing or exchange of underwater options. Under our omnibus equity plan, we specifically prohibit share repricing without stockholder approval.

Clawback policy. We maintain a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements.

Dividends and dividend equivalents on unearned equity awards. Dividend equivalent rights accrued on equity awards are not paid until the underlying award itself vests and becomes payable.

Rigorous performance goals. The Company establishes rigorous performance goals related to its incentive-based compensation plans.

[1]

In December 2022, Mr. Olesky also received the CEO Substitution Award (as defined below), which award’s vesting terms were not directly tied to company performance. The CEO Substitution Award is excluded from the above calculation. Please see “Compensation Discussion and Analysis—Fiscal 2022 Compensation Program in Detail—Long-Term Equity Incentives” for further detail regarding this award.

2023 PROXY STATEMENT

1	General Information

1	Forward-Looking Statements and References to Websites

1	Outstanding Securities and Quorum

2	Internet Availability of Proxy Materials

2	Proxy Voting

2	Voting Standard

3	Voting and Attendance at the Annual Meeting

4	Revocation

5	Proposal 1: Election of Directors

5	Biographical and Related Information of Director Nominees and Continuing Directors

5	Nominees for Director Whose Terms Would Expire at the 2026 Annual Meeting

8	Directors Whose Terms Expire at the 2024 Annual Meeting

10	Directors Whose Terms Expire at the 2025 Annual Meeting

12	Corporate Governance

12	Controlled Company Exemption and Director Independence

12	Key Governance Practices

13	Board Leadership

13	Stockholder Engagement

14	Communications with Directors

14	Director Nominations and Diversity

15	Board Qualifications and Diversity Matrix

17	Risk Oversight

17	Corporate Governance Documents

18	Board Meetings and Committees

18	Audit Committee

19	Compensation Committee

20	Nominating and Corporate Governance Committee

20	Compensation Committee Interlocks and Insider Participation

20	Code of Business Conduct and Ethics

20	Environmental, Social and Governance Matters

21	Diversity, Equity and Inclusion

23	Proposal 2: Ratification of Appointment of Deloitte as Independent Registered Public Accounting Firm

24	Independent Registered Public Accounting Firm

25	Audit Committee Report

26	Security Ownership of Certain Beneficial Owners and Management

29	Executive Officers of the Company

30	Executive Compensation

30	Compensation Discussion and Analysis

41	Compensation Committee Report

42	Summary Compensation Table

43	Grants of Plan-Based Awards

43	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

46	Outstanding Equity Awards at Fiscal Year-End

47	Options Exercised and Stock Vested

47	Potential Payments upon Termination or Change in Control

52	Pay Ratio Disclosure

52	Pay Versus Performance

57	Director Compensation

59	Securities Authorized for Issuance Under Equity Compensation Plans

60	Certain Relationships and Related Person Transactions

60	Policies and Procedures for Related Person Transactions

60	Transactions With Refinitiv

61	Related Person Transactions Entered Into in Connection With the IPO

66	Indemnification Agreements

67	Expenses of Solicitation

67	Other Matters

67	Proposals of Stockholders

68	Householding; Availability of Annual Report on Form 10-K and Proxy Statement

TRADEWEB

General Information

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Tradeweb Markets Inc. (“Tradeweb” or the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 12 p.m., Eastern Time, on Monday, May 15, 2023, at www.virtualshareholdermeeting.com/TW2023 and at any adjournment or postponement thereof. Our principal offices are located at 1177 Avenue of the Americas, New York, New York 10036. This Proxy Statement is first being made available to our stockholders on or about March 23, 2023.

Numerical figures included in this Proxy Statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

FORWARD-LOOKING STATEMENTS AND REFERENCES TO WEBSITES

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including statements regarding our social, environmental and other sustainability plans and goals. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our Securities and Exchange Commission (“SEC”) filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. In addition, our environmental, social and governance goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. Information contained on our website, or any website that is linked to or otherwise referenced herein, is not incorporated into, or a part of, this Proxy Statement, and any such website references throughout this Proxy Statement are provided for convenience only.

OUTSTANDING SECURITIES AND QUORUM

Only holders of record of our Class A common stock, Class B common stock, Class C common stock and Class D common stock (each such designation having par value $0.00001 per share) at the close of business on March 17, 2023, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 111,032,801 shares of Class A common stock outstanding and entitled to vote, 96,933,192 shares of Class B common stock outstanding and entitled to vote, 3,251,177 shares of Class C common stock outstanding and entitled to vote and 23,087,623 shares of Class D common stock outstanding and entitled to vote. Holders of outstanding shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters on which stockholders are entitled to vote generally (except as may be required by law).

Each share of Class A common stock and Class C common stock entitles its holder to one vote on all matters presented to the Company’s stockholders generally. Each share of Class B common stock and Class D common stock entitles its holder to ten votes on all matters presented to the Company’s stockholders generally. The holders of Class C common stock and Class D common stock have no economic interests in the Company (where “economic interests” means the right to receive any dividends or distributions, whether cash or stock, in connection with common stock). These attributes are summarized in the following table:

Class of Common Stock	Par Value	Votes	Economic Rights

Class A common stock	$0.00001	1	Yes

Class B common stock	$0.00001	10	Yes

Class C common stock	$0.00001	1	No

Class D common stock	$0.00001	10	No

2023 PROXY STATEMENT	1

General Information

All of the shares of our outstanding Class B common stock are currently held by an indirect subsidiary (the “Refinitiv Direct Owner”) of Refinitiv Parent Limited (“Refinitiv”). On January 29, 2021, the London Stock Exchange Group plc (“LSEG”) acquired the Refinitiv business. Following the consummation of such transaction, LSEG became the controlling stockholder of Refinitiv, and Refinitiv continues to be the controlling stockholder of Tradeweb, holding approximately 91.2% of the combined voting power of our Class A common stock, Class B common stock, Class C common stock and Class D common stock as of the record date. LSEG has advised us that it intends to vote all such shares for the election of each of the nominees to the Board named herein and the ratification of the appointment of our independent registered public accounting firm.

A majority of the voting power of Class A common stock, Class B common stock, Class C common stock and Class D common stock entitled to vote, present virtually or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to some of our stockholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of mailing printed copies of those materials. The Notice directs stockholders to a website where they can access our proxy materials, including this Proxy Statement and our combined Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), and view instructions on how to vote via the Internet or by telephone. If you received a Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you elect to receive our future proxy materials electronically, you will receive access to those materials via email unless and until you elect otherwise.

PROXY VOTING

Shares that are properly voted via the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR ALL” of the director nominees named in this Proxy Statement and “FOR” the ratification of the appointment of our independent registered public accounting firm. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of American Stock Transfer & Trust Company, LLC (“AST”), our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, by telephone or (if you have received paper copies of our proxy materials) by returning a proxy card. In these circumstances, if you do not vote by proxy or virtually at the Annual Meeting, your shares will not be voted. If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, by telephone, or (if you have received paper copies of our proxy materials) by returning a voting instruction form received from that institution. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023, but cannot vote your shares on any other matters being considered at the Annual Meeting.

VOTING STANDARD

With respect to the election of directors (Proposal 1), a nominee for director shall be elected to the Board by a plurality of the votes cast in respect of the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the four director nominees with the greatest number of votes cast “FOR” such nominees are elected as directors. You may

2	TRADEWEB

General Information

vote “FOR ALL,” “WITHHOLD ALL” or “FOR ALL EXCEPT” a director nominee. Votes that are withheld are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election. Similarly, broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the election. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Under the stock exchange interpretations that govern broker non-votes, Proposal 1 is expected to be considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at its discretion on the proposal.

With respect to the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2), the affirmative vote of a majority of the voting power of common stock present virtually or represented by proxy and entitled to vote on the matter is required to approve the matter. With respect to Proposal 2 you may vote “FOR,” “AGAINST” or “ABSTAIN.” For this matter, abstentions are counted as present at the Annual Meeting and entitled to vote and will have the effect of a vote “AGAINST” the matter. Proposal 2 is expected to be considered a discretionary matter, and a broker may exercise its discretion to vote uninstructed shares on the proposal.

Whether a proposal is considered discretionary or non-discretionary is subject to stock exchange rules and final determination by the stock exchange. As mentioned above, even with respect to discretionary matters, some brokers may choose not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee regarding how to vote your shares on all proposals to ensure that your vote is counted.

Voting via the Internet or by telephone helps save money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET

Shares Held of Record:

www.proxyvote.com

Shares Held in Street Name:

www.proxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

•   Read this Proxy Statement.

•   Go to the website listed above.

•   Have your Notice, proxy card or voting instruction form in hand and follow the instructions.

VOTE BY TELEPHONE

Shares Held of Record:

800-690-6903

Shares Held in Street Name:

See Voting Instruction Form

24 hours a day / 7 days a week

INSTRUCTIONS:

•   Read this Proxy Statement.

•   Call the applicable number noted above.

•   Have your Notice, proxy card or voting instruction form in hand and follow the instructions.

We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that, after you register, access to the 2022 Annual Report, Proxy Statement, and other correspondence will be delivered to you via email.

VOTING AND ATTENDANCE AT THE ANNUAL MEETING

To attend the Annual Meeting, vote, submit questions, or view the list of registered stockholders during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. Beneficial owners should review the proxy materials and their voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting. Specifically, if you are a beneficial owner and your voting instruction form or the Notice does not indicate that you may vote the shares through the http://www.proxyvote.com website, you should contact your bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in, or vote at the Annual Meeting).

We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan to virtually attend the Annual Meeting. If you have already voted prior to the Annual

2023 PROXY STATEMENT	3

General Information

Meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below. Only stockholders as of the record date (March 17, 2023) are entitled to virtually attend the Annual Meeting. Each stockholder may appoint only one proxyholder or representative to virtually attend on the stockholder’s behalf. On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.

REVOCATION

If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy (via the Internet or telephone or by returning a proxy card) bearing a later date or by virtually attending the Annual Meeting and voting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting virtually at the Annual Meeting.

4	TRADEWEB

Proposal 1: Election of Directors

Our Board currently has twelve seats, divided into three classes: Class I, Class II and Class III. Each class consists of one-third of the total number of directors:

•

Our Class I directors are Troy Dixon, John Finley, Scott Ganeles and Murray Roos, and their terms will expire at this Annual Meeting. John Finley has not been re-nominated to stand for re-election at this Annual Meeting and will depart from the Board upon the expiration of his current term and election of his successor. In connection with Mr. Finley’s departure and in accordance with the Stockholders Agreement (as defined below), the Nominating and Corporate Governance Committee nominated, and the Board designated, a new nominee, Catherine Johnson, to stand for election as a Class I director nominee to succeed Mr. Finley and to fill the vacancy created by his departure.

•	Our Class II directors are Jacques Aigrain, Balbir Bakhshi, Paula Madoff and Thomas Pluta, and their terms will expire at the 2024 Annual Meeting.
•	Our Class III directors are Steven Berns, William (“Billy”) Hult, Lee Olesky and Rana Yared, and their terms will expire at the 2025 Annual Meeting.

The Board proposes that each of Troy Dixon, Scott Ganeles and Murray Roos be reelected as Class I directors for new terms of three years each, and that Catherine Johnson be elected to serve as a Class I director for a term of three years to fill the vacancy created by Mr. Finley’s departure. Each nominee for director will, if elected, continue in office until the 2026 Annual Meeting and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation, retirement, disqualification or removal. The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be cast against any of the nominees. Under SEC rules, proxies cannot be voted for a greater number of persons than the number of nominees named. Accordingly, proxies cannot be voted for greater than the four Class I seats open for election.

Each nominee has consented to be named as a nominee in this Proxy Statement and to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.

All of our current directors and director nominees were designated to serve on the Board by Refinitiv, our controlling stockholder, pursuant to Refinitiv’s director designation right as set forth in Section 2.1 of the Stockholders Agreement (as defined below). See “Certain Relationships and Related Person Transactions — Related Person Transactions Entered Into in Connection With the IPO — Stockholders Agreement” for additional information. Once designated by Refinitiv, the Nominating and Corporate Governance Committee evaluates the director nominee pursuant to our Director Qualification Standards set forth in our Corporate Governance Guidelines and then recommends the director nominee for approval by the full Board. Please see “Corporate Governance — Director Nominations and Diversity” for further information.

The Board of Directors recommends a vote “FOR ALL” of the director nominees.

BIOGRAPHICAL AND RELATED INFORMATION OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The principal occupations and certain other information about our director nominees and our continuing directors (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below. The age shown below for each director is as of May 15, 2023, which is the date of the Annual Meeting.

NOMINEES FOR DIRECTOR WHOSE TERMS WOULD EXPIRE AT THE 2026 ANNUAL MEETING

The Board has nominated four Class I director nominees to be elected at the Annual Meeting to serve for three-year terms ending with the 2026 Annual Meeting of Stockholders and until a successor is duly elected and qualified, or until the earlier of the director’s death, resignation, or removal. Each nominee has agreed to serve if elected. Other than Catherine Johnson, each nominee is currently a director of the Company. As mentioned above, John Finley has not been re-nominated to stand for re-election at this Annual Meeting and will depart from the Board upon the expiration of his current term. In connection with Mr. Finley’s departure and in accordance with the Stockholders Agreement, the Nominating and Corporate Governance Committee nominated, and the

2023 PROXY STATEMENT	5

Proposal 1: Election of Directors

Board designated, Catherine Johnson to stand for election as a Class I director nominee to succeed Mr. Finley and to fill the vacancy created by his departure. The Company thanks Mr. Finley for his many years of thoughtful and dedicated service as a member of the Board.

As mentioned above:

Troy Dixon | Independent

Age: 51	Director Since: March 2023
Tradeweb Committees: None
Other current public company boards: None

Key Experience and Qualifications:

•	Extensive business and management experience and thorough knowledge of our industry

Troy Dixon is the Founder and Chief Investment Officer of Hollis Park Partners LP, an alternative asset manager that specializes in structured products, a position he has held since 2013. Mr. Dixon has nearly 30 years of industry experience, including leading residential mortgage-backed securities trading at Deutsche Bank from 2006 to 2013 and UBS Inc. from 2002 to 2006. Mr. Dixon serves as an independent board member and head of the Audit Committee of Lafayette Square Business Development Corporation. He also serves on the boards of Boys Hope Girls Hope and New Height Youth Inc. He received a Bachelor of Arts degree from College of the Holy Cross. Mr. Dixon is qualified to serve on our Board due to his deep knowledge of the trading industry.

Scott Ganeles | Independent

Age: 59	Director Since: March 2019
Tradeweb Committees: Audit Committee, Compensation Committee
Other current public company boards: None

Key Experience and Qualifications:

•	Extensive business and management experience and thorough knowledge of our industry

Mr. Ganeles has served as a Senior Partner at WestCap Group, LLC, a growth equity firm that invests in growth-stage technology businesses in the financial technology, real estate technology and healthcare technology industries as well as asset-light marketplace platforms, since April 2019. Prior to that, Mr. Ganeles was the Chief Executive Officer of i-Deal from December 2000 until it merged with Hemscott in 2006 to form Ipreo Holdings LLC. Mr. Ganeles became Chief Executive Officer of Ipreo after the merger and continued as Chief Executive Officer until August 2018. Prior to Ipreo Holdings LLC, Mr. Ganeles was President and Co-Founder of the Carson Group from June 1990 to September 2000. Mr. Ganeles received a B.A. in Political Science from Brown University. Mr. Ganeles is qualified to serve on our Board due to his extensive management, M&A and industry experience.

6	TRADEWEB

Proposal 1: Election of Directors

Catherine Johnson

Age: 54	New Director Nominee
Tradeweb Committees: None
Other current public company boards: None

Key Experience and Qualifications:

•	Extensive international business, financial services, mergers and acquisitions and legal experience

Catherine Johnson has served as the Group General Counsel of LSEG, a United Kingdom-based financial infrastructure company and our indirect controlling stockholder, since 2015. Ms. Johnson manages an international team of lawyers and compliance professionals and advises the LSEG board and other senior executives of LSEG on all aspects of the LSEG business. Prior to serving as Group General Counsel, Ms. Johnson held positions of increasing responsibility at LSEG beginning in 1996. She is a member of LSEG’s Executive Committee and the Chair of FTSE International Limited, an FCA regulated entity in the United Kingdom. Ms. Johnson holds a law and economics degree from Kings College, Cambridge, and qualified at Herbert Smith in 1993 in its corporate division. Ms. Johnson is qualified to serve on our Board due to her deep legal, regulatory and corporate governance experience.

Murray Roos

Age: 47	Director Since: March 2021
Tradeweb Committees: None
Other current public company boards: None

Key Experience and Qualifications:

•	Global leadership experience across sales, trading and origination

Mr. Roos has served as the Group Director, Capital Markets, and as a member of the Executive Committee, of LSEG, a United Kingdom-based financial infrastructure company and our indirect controlling stockholder, since April 2020. Prior to joining LSEG, Mr. Roos held several senior positions at Citigroup, a multinational investment bank and financial services corporation, from April 2015 to March 2020, including Global Co-Head of Equities, and previously led Citigroup’s Multi-Asset Structuring Group. Prior to that, Mr. Roos held various management and trading positions at Deutsche Bank, and was previously a trader at UBS. Mr. Roos received a BSc from the University of Cape Town. Mr. Roos is qualified to serve on our Board due to his deep experience in our industry.

2023 PROXY STATEMENT	7

Proposal 1: Election of Directors

DIRECTORS WHOSE TERMS EXPIRE AT THE 2024 ANNUAL MEETING

Jacques Aigrain | Independent

Age: 68	Director Since: August 2022
Tradeweb Committees: Compensation Committee (Chair), Nominating and Corporate Governance Committee
Other current public company boards: Clearwater Analytics, LyondellBasell Industries N.V.

Key Experience and Qualifications:

•	Significant investment, financial and leadership expertise

Mr. Aigrain served as an advisor at Warburg Pincus LLC, a global private equity firm, from 2014 to December 2020. He previously spent nine years at Swiss Re, where he served as CEO from 2006 to 2009. Prior to Swiss Re he spent 20 years in global leadership roles at JP Morgan Chase & Co. in New York, London and Paris. Mr. Aigrain currently serves as chairman of the board of LyondellBasell Industries N.V., chairman of Singular Bank S.A.U. and a director of Clearwater Analytics. He previously held board positions at WPP plc, LSEG, LCH Clearnet Group Ltd, Lufthansa AG, Resolution Ltd, Swiss International Airlines AG, and the Qatar Financial Authority. He holds a doctorate in economics from Université Paris-Sorbonne and a master’s in economics from Université Paris Dauphine – PSL. Mr. Aigrain is qualified to serve on our Board due to his wide-ranging experience in global financial services, both as an executive and a board member.

Balbir Bakhshi

Age: 53	Director Since: July 2021
Tradeweb Committees: None
Other current public company boards: None

Key Experience and Qualifications:

•	Extensive background in leadership, operations and risk management

Mr. Bakhshi has served as the Chief Risk Officer and as a member of the Executive Committee, of LSEG, a United Kingdom-based financial infrastructure company and our indirect controlling stockholder, since January 2021. Prior to joining LSEG, Mr. Bakhshi was Group Head of Non-Financial Risk Management at Deutsche Bank, a multinational investment bank and financial services company, from January 2017 to December 2020 and served on the Supervisory Board of Deutsche Bank Luxembourg S.A. as the Chair of its Risk Committee. Prior to this, Mr. Bakhshi was Global Head of Operational Risk Management at Credit Suisse and previously held a variety of senior roles at Credit Suisse including UK Investment Banking Chief Risk Officer and Head of Market Risk. Mr. Bakhshi is also a board member of London Clearing House Limited. Mr. Bakhshi received a B.A. from the University of Westminster and an MSc from Brunel University. Mr. Bakhshi is qualified to serve on our Board due to his deep knowledge of risk management.

8	TRADEWEB

Proposal 1: Election of Directors

Paula Madoff | Independent

Age: 55	Director Since: March 2019
Tradeweb Committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee
Other current public company boards: Great-West Lifeco Inc., KKR Real Estate Finance Trust, Motive Capital Corp II, Power Corporation of Canada

Key Experience and Qualifications:

•	Deep bench of knowledge and experience leading Goldman Sachs’ interest rate products and mortgages businesses
•	Significant service on boards and board committees

Ms. Madoff has served as Tradeweb’s Lead Independent Director since February 2022. Ms. Madoff currently serves as an Advisor to Goldman Sachs (“Goldman”), a multinational investment bank and financial services company. She had been employed by Goldman for 28 years where she was most recently a Partner leading the Interest Rate Products and Mortgages businesses until her retirement from that role in August 2017. From August 2017 to April 2018, Ms. Madoff was employed as an Advisory Director at Goldman. She held several additional leadership positions at Goldman, including Co-Chair of the Retirement Committee, overseeing 401(k) and pension plan assets; Chief Executive Officer of Goldman Sachs Mitsui Marine Derivatives Products, L.P.; and was a member of its Securities Division Operating Committee and Firmwide New Activity Committee. Before joining Goldman, Ms. Madoff worked in Mergers and Acquisitions at Wasserstein Perella & Co. and in Corporate Finance at Bankers Trust. Ms. Madoff currently serves as a non-executive director on the boards of Great-West Lifeco Inc., KKR Real Estate Finance Trust Inc., Motive Capital Corp II and Power Corporation of Canada. She is also Chair of the ICE LIBOR Oversight Committee. Ms. Madoff is a David Rockefeller Fellow, an Executive Member of the Harvard Business School Alumni Board, a member of the Harvard Kennedy School Women’s Leadership Board, and a Director of Hudson River Park Friends. Ms. Madoff received a B.A. degree in Economics, cum laude, from Lafayette College and an M.B.A. from Harvard Business School. Ms. Madoff is qualified to serve on our Board due to her extensive experience in the financial services industry, as well as her significant experience in board service.

Thomas Pluta

Age: 56	Director Since: March 2019
Tradeweb Committees: None
Other current public company boards: None

Key Experience and Qualifications:

•	Significant trading and management experience and deep knowledge of our industry
•	Operational expertise in our business that he has developed as our President

Mr. Pluta has served as our President since January 1, 2023 and as President-elect from October 2022 to December 2022. Prior to the series of reorganization transactions that were completed on April 4, 2019 in connection with the Company’s initial public offering, which closed on April 8, 2019 (the “IPO”), whereby Tradeweb Markets LLC (“TWM LLC”) became the principal operating subsidiary of the Company (the “Reorganization Transactions”), Mr. Pluta served on the former board of managers of TWM LLC beginning in December 2017. Mr. Pluta served as Global Head of the Linear Rates Trading business at J.P. Morgan, a multinational financial services company, between July 2019 and October 2022. Prior to that, Mr. Pluta was Co-Head of Global Rates Trading between April 2015 and July 2019 and Global Head of Short Term Interest Rate Trading between January 2014 and April 2015 at J.P. Morgan. In addition to his 26-year career at J.P. Morgan managing trading teams across the Global Rates, Emerging Markets and Foreign Exchange businesses, he serves as the Corporate and Investment Bank lead for the firm-wide LIBOR Transition Program. A champion for advancing the people agenda at J.P. Morgan, Mr. Pluta has been actively engaged throughout his career, and holds leadership positions in various diversity & inclusion, recruiting, and culture-building efforts. He received a B.A. in Economics from Yale University and an M.B.A. in General Management from the Harvard Business School. Mr. Pluta is qualified to serve on our Board due to his extensive experience in our industry and deep knowledge of our business that he has developed in his role as President.

2023 PROXY STATEMENT	9

Proposal 1: Election of Directors

DIRECTORS WHOSE TERMS EXPIRE AT THE 2025 ANNUAL MEETING

Steven Berns | Independent

Age: 58	Director Since: April 2020
Tradeweb Committees: Audit Committee (Chair)
Other current public company boards: Forum Merger IV Corp.

Key Experience and Qualifications:

•	Extensive financial knowledge and expertise

Mr. Berns served as the Chief Operating Officer and Chief Financial Officer of TripleLift, an advertising technology company, from May 2020 to December 2022, and previously served as Chief Financial Officer of GTT Communications, Inc., a multinational telecommunications and internet service provider (“GTT Communications”), from April 2020 to December 2020. GTT Communications filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in October 2021, approximately 10 months after Mr. Berns resigned. Prior to GTT Communications, Mr. Berns served as Chief Financial Officer of Shutterstock, Inc. (“Shutterstock”), a provider of stock photography, stock footage, stock music and editing tools, from September 2015 to June 2019 and as Chief Operating Officer and Co-Chief Operating Officer of Shutterstock from March 2017 to March 2019 and March 2019 to June 2019, respectively. Prior to joining Shutterstock, Mr. Berns served as Executive Vice President and Chief Financial Officer of Tribune Media Company from 2013 to 2015, and Executive Vice President and Chief Financial Officer of Revlon, Inc. (“Revlon”) from 2009 to 2013. Prior to that, Mr. Berns served as the Chief Financial Officer of TWM LLC, the Company’s predecessor, and President, Chief Financial Officer and Director of MDC Partners, Inc. He previously held several senior financial positions at the Interpublic Group of Companies, Inc. and Revlon. Mr. Berns currently serves as a board member and Chair of the Audit Committee for Forum Merger IV Corp. and has previously served as a board member of Forum Merger Corp., LivePerson, Inc. and Shutterstock. Mr. Berns received a B.S. in Business and Economics from Lehigh University and an Executive MBA in Finance from New York University, Stern School of Business. Mr. Berns is qualified to serve on our Board due to his extensive experience holding key executive roles at many public companies, as well as his deep financial knowledge.

Billy Hult

Age: 53	Director Since: March 2019
Tradeweb Committees: None
Other current public company boards: None

Key Experience and Qualifications:

•	Management and industry experience
•	Operational expertise in our business that he has developed as our Chief Executive Officer

Mr. Hult has served as Tradeweb’s Chief Executive Officer since January 1, 2023, CEO-elect from February 2022 to December 2022 and as its President since its formation until February 2022. Mr. Hult has served as TWM LLC’s President since September 2008 and, prior to the Reorganization Transactions, served on the former board of managers of TWM LLC beginning in September 2008. Mr. Hult has played a pivotal role in Tradeweb’s evolution as a leading global operator of electronic marketplaces for rates, credit, equities and money markets. He has led the development of numerous innovations connecting liquidity providers and investors across retail, wholesale and institutional markets. Mr. Hult joined Tradeweb in July 2000 as a product manager and led the creation of its to-be-announced mortgage trading marketplace. In 2005, Mr. Hult went on to serve as the head of U.S. products overseeing the firm’s expansion into new asset classes and, in 2009, oversaw the launch of Dealerweb, its first electronic trading platform for wholesale market participants. Mr. Hult has also been instrumental in numerous acquisitions by Tradeweb, including Hilliard Farber in 2008, Rafferty Capital Markets in 2011, J.J. Kenny Drake in 2011 and Nasdaq’s former eSpeed platform for electronic bond trading in 2021. Prior to joining Tradeweb, Mr. Hult held a variety of trading positions at Société Générale from 1997 to 2000. He received a B.A. from Denison University. Mr. Hult is qualified to serve on our Board due to his extensive experience in our industry and deep knowledge of our business that he has developed in his role as Chief Executive Officer.

10	TRADEWEB

Proposal 1: Election of Directors

Lee Olesky

Age: 61	Director Since: March 2019
Tradeweb Committees: None
Other current public company boards: None

Key Experience and Qualifications:

•	Management and leadership experience
•	Operational expertise in our business that he has developed as our Co-Founder and former Chief Executive Officer

Mr. Olesky is our co-founder and has served as Chairperson of Tradeweb’s Board since February 2022. Mr. Olesky served as Tradeweb’s Chief Executive Officer from its formation and as Chief Executive Officer of TWM LLC from September 2008, each until his retirement in December 2022. Mr. Olesky also served on the former board of managers of TWM LLC from 2008 until the date of the Reorganization Transactions. After being our founding Chairperson of the Board from 1996 to 1998, Mr. Olesky rejoined the Company in February 2002 in London as President, driving the Company’s expansion in Europe and into the global derivatives markets. He then led the expansion of Tradeweb into Asia, opening offices in Tokyo, Hong Kong and Singapore. Prior to returning to the Company, Mr. Olesky worked at Credit Suisse First Boston from 1993 to 1999 in a variety of management positions, ultimately as Chief Operating Officer for the Fixed Income Americas division. Following his time at Credit Suisse First Boston, from 1999 to 2002, he served as Chief Executive Officer of BrokerTec, an electronic brokerage platform that he co-founded. He received a B.A. from Tulane University and a J.D. from The George Washington University. Mr. Olesky is qualified to serve on our Board due to his extensive experience in our industry and deep knowledge of our business that he has developed in his role as our co-founder and former Chief Executive Officer.

Rana Yared | Independent

Age: 39	Director Since: August 2022
Tradeweb Committees: Audit Committee
Other current public company boards: None

Key Experience and Qualifications:

•	Extensive financial and investment experience
•	Former member of the board of managers of TWM LLC

Ms. Yared has served as a General Partner at Balderton Capital, a leading venture capital investor focused on European founders with global ambitions from seed to exit, since August 2020. Prior to the series of Reorganization Transactions that were completed on April 4, 2019 in connection with the Company’s IPO, Ms. Yared served on the former board of managers of TWM LLC from 2014 to 2019. Ms. Yared previously served as a Partner in the Principal Strategic Investments Group and later in GS Growth at Goldman Sachs, a multinational investment bank and financial services company, from 2006 to August 2020. Ms. Yared currently holds board positions at Wabash College, Ramp and Coro.net. She formerly served on the Penn Fund Board and the boards of NAV, Vestwell and SwapClear. She holds a Bachelor of Science from the Wharton School and a Bachelor of Arts in International Relations, both from the University of Pennsylvania, as well as a Master of Science from the London School of Economics. Ms. Yared is qualified to serve on our Board due to her knowledge of our business, having worked with the executive management team as a Board member for five years, and because of her exceptional experience helping companies to scale.

2023 PROXY STATEMENT	11

Corporate Governance

CONTROLLED COMPANY EXEMPTION AND DIRECTOR INDEPENDENCE

Our Board has affirmatively determined that each of Mr. Aigrain, Mr. Berns, Mr. Dixon, Mr. Ganeles, Ms. Madoff and Ms. Yared is independent under the rules of the Nasdaq Global Select Market (“Nasdaq”) and SEC, including, with respect to members of each of the Audit Committee and Compensation Committee, those applicable to such committee service. In addition, the Board affirmatively determined that Mr. Von Hughes, who served as a director until September 30, 2022, was independent during the time he served on the Board.

In making its independence determinations with respect to our directors, the Board considered that Mr. Dixon is the founder, managing partner and Chief Investment Officer of Hollis Park Partners, LP, a client of the Company, that had paid de minimis fees to the Company for ordinary course services from the Company on terms that are substantially equivalent to those prevailing at the time for comparable transactions with other similarly situated customers. The transaction did not exceed 1% of the Company’s gross consolidated revenues or that of Hollis Park Partners, LP. Based on this review, the Board concluded that this transaction does not interfere with the ability of Mr. Dixon to exercise independent judgment in carrying out his Board responsibilities.

The Refinitiv Direct Owner and an indirect subsidiary of Refinitiv that, prior to the Reorganization Transactions, owned membership interests of TWM LLC and that continues to own common membership interests of TWM LLC (“LLC Interests”) after the completion of the IPO and Reorganization Transactions (the “Refinitiv LLC Owner,” and together with the Refinitiv Direct Owner, the “Refinitiv Owners”), who are parties to the Stockholders Agreement, hold Class B common stock and Class D common stock collectively representing a majority of the combined voting power of our total outstanding common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

1.	the requirement that a majority of our Board consist of independent directors;
2.	the requirement that director nominations be made, or recommended to the full Board, by its independent directors or by a nominations committee that is composed entirely of independent directors; and
3.	the requirement that the compensation committee be composed entirely of independent directors.

We currently rely on the exemptions available to us as a controlled company from the requirement that our Board be comprised of a majority of independent directors and that our Nominating and Corporate Governance Committee and Compensation Committee be composed of entirely independent directors. Our Audit Committee is comprised solely of independent directors, as required under Nasdaq and SEC rules. If at any time we cease to be a controlled company, we will take all action necessary to comply with applicable SEC rules and regulations and Nasdaq rules, including appointing a majority of independent directors to our Board, subject to permitted “phase-in” periods under the Nasdaq rules.

We rely on all of the exemptions listed above. As a result, we do not have a majority of independent directors and our Nominating and Corporate Governance Committee and Compensation Committee do not consist entirely of independent directors. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the applicable stock exchange rules.

KEY GOVERNANCE PRACTICES

•	Strong Lead Independent Director role.
•	Annual Board and Committee evaluation process.
•	Director overboarding policy.
•	Inclusion and interview of gender and ethnically diverse candidates in any pool of candidates from which board of director nominees are chosen and Board Diversity Policy.
•	Annual disclosure of consolidated EEO-1 report.
•	Robust whistleblowing procedures and strict non-retaliation policy.
•	Board oversight of environmental, social and governance (“ESG”) initiatives and key risk matters.
•	No shareholder rights plan.
•	Active stockholder engagement.
•	Proactive Board and Committee refreshment with focus on diversity and the optimal mix of skills and experience.

12	TRADEWEB

Corporate Governance

BOARD LEADERSHIP

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company. The Board’s responsibility is one of oversight, and in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.

The Board selects its chairperson (“Chairperson”) and the Company’s Chief Executive Officer in the manner it considers to be in the best interests of the Company. Therefore, the Board does not have a policy on whether the roles of Chairperson and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent directors. Lee Olesky currently serves as Chairperson and Paula Madoff serves as Lead Independent Director. The Board believes that this structure provides strong independent oversight of management, as well as appropriate governance and risk oversight. Among other factors, the Board considered and evaluated: Mr. Olesky’s knowledge of the Company and its industry, including his former service as Chief Executive Officer of the Company; the quality of his leadership; and the meaningful responsibilities of the Lead Independent Director, as detailed below. Ms. Madoff has served as the Lead Independent Director since February 2022, and the independent directors believe that Ms. Madoff is well suited to serve as Lead Independent Director given her significant managerial and operational experience, as well as her experience in corporate governance.

Ms. Madoff, our Lead Independent Director, is a non-employee, independent director who has been elected by the Board to serve for a term of at least one year. Our Corporate Governance Guidelines provide that, to the extent there is a Lead Independent Director, such Lead Independent Director has clearly defined responsibilities as follows:

•	presiding at meetings of the Board at which the Chairperson is not present, including executive sessions of the independent and non-management (if different) directors;
•	collaborating with the Chief Executive Officer and the Chairperson regarding the information sent to the Board;
•

coordinating with the Chairperson and the Chief Executive Officer regarding the agenda and schedule for the meetings of the Board to provide that there is sufficient time for discussion of all agenda items;

•	serving as liaison between the Chief Executive Officer and the Chairperson and the independent directors;
•	being available for consultation and communication with major stockholders upon request; and
•	having the authority to call executive sessions of the independent directors.

The Board periodically reviews the Board’s leadership structure and its appropriateness given the needs of the Board and the Company at such time.

STOCKHOLDER ENGAGEMENT

Effective corporate governance includes regular, constructive conversations with our stockholders to proactively seek stockholder insights and to answer stockholder inquiries. We maintain an active dialogue with stockholders to ensure that we thoughtfully consider a diversity of perspectives on issues including strategy, business performance, risk, culture and workplace topics, compensation practices, and a broad range of ESG issues.

Our Investor Relations team regularly provides a summary of all relevant feedback to our Board. In fiscal year 2022, we engaged with a cross-section of stockholders owning over 70% of our Class A common stock (excluding index firms). To communicate broadly with our stockholders, we also seek to transparently share ESG information relevant to our stockholders through our Investor Relations website, our Annual Report, this Proxy Statement and our Corporate Sustainability Report.

Last year, the Company received a stockholder proposal requesting that the Company adopt a policy for improving board diversity by including qualified women and minority candidates in the pool of director candidates, which 7% of minority stockholders supported. The Company maintains a Board Diversity Policy in its Corporate Governance Guidelines that requires diversity to be considered, among other factors, when identifying, assessing and nominating candidates to serve on the Board. Taking into consideration the requirements of its

2023 PROXY STATEMENT	13

Corporate Governance

Board Diversity Policy, the Company appointed one female director to the Board in August 2022 and one diverse director to the Board in March 2023. In addition, the Board, after both considering the stockholder vote on the proposal and feedback from stockholders as part of the Company’s engagement program on the topic, revised its Corporate Governance Guidelines in March 2023 to adopt the “Rooney Rule” in director searches (in addition to its current Board Diversity Policy). For details, please see “—Director Nominations and Diversity” below.

COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties may communicate with the Board by writing to the General Counsel, Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036. Written communications may be addressed to the Chairperson of the Board, the Lead Independent Director, the chairperson of any of the Audit, Nominating and Corporate Governance and Compensation Committees, or to the non-management or independent directors as a group. The General Counsel will forward such communications to the appropriate party, subject to the next sentence. Each communication will be reviewed to determine whether it is appropriate for presentation to our Board or the applicable director(s). The purpose of this screening is to allow our Board (or the applicable individual director(s)) to avoid having to consider irrelevant or inappropriate communications, such as advertisements, solicitations, product inquiries or any offensive or otherwise inappropriate materials.

DIRECTOR NOMINATIONS AND DIVERSITY

The Nominating and Corporate Governance Committee identifies individuals believed to be qualified as candidates to serve on the Board and recommends that the Board select the nominees for all directorships to be filled by the Board or by our stockholders at an annual or special meeting (subject to the terms of the Stockholders Agreement, as applicable). In identifying candidates for membership on the Board, the Committee takes into account all factors it considers appropriate, which may include (a) individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially, (b) the Board Diversity Policy, discussed in the paragraph below and (c) all other factors that the Committee considers appropriate, which may include existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Committee also may consider the extent to which the candidate would fill a present need on the Board. When evaluating whether to renominate existing directors, the Committee considers matters relating to the retirement of current directors and performance during the prior year.

The Company recognizes and embraces the benefits of having a diverse Board to enhance the quality of its performance. With a view to achieving sustainable and balanced development, the Company sees diversity at the Board level as an essential element in supporting the attainment of its strategic objectives and its sustainable development. In designing the Board’s composition, Board diversity is considered among a number of aspects, including but not limited to gender, age, race, ethnicity, nationality, cultural and educational background, professional experience, skills, knowledge and length of service. The ultimate decision on all Board nominations is based on merit and contribution that the selected candidates will bring to the Board, having due regard for the benefits of diversity on the Board. Taking these factors into account, the Company appointed one female director to the Board in August 2022 and one diverse director to the Board in March 2023. Further, beginning in March 2023, as part of the search process for each new director, women and minority candidates will be included in the pool from which Board nominees are chosen and at least one woman and one minority candidate will be interviewed as part of the director search process. The Nominating and Corporate Governance Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by our Board and recommends the Company’s candidates to our Board for election by the Company’s stockholders at the applicable annual meeting. The Nominating and Corporate Governance Committee also assesses the qualifications and characteristics of our directors, including racial and ethnic diversity, and effectiveness of our Board Diversity Policy as part of our Board’s annual self-evaluation process.

14	TRADEWEB

Corporate Governance

The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders on a substantially similar basis as it considers other nominees. Any recommendation submitted to the Secretary should be in writing, should include any supporting material the stockholder considers appropriate in support of that recommendation and must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and the written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our Amended Restated Bylaws (the “Bylaws”) (which can be provided free of charge upon request by writing to our Secretary at the address listed above). All recommendations for nomination received by the Secretary that satisfy the requirements of our Bylaws relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Please see the section titled “Proposals of Stockholders” for information regarding the advance notice provisions applicable to stockholder director nominations set forth in our Bylaws.

In addition, pursuant to the Stockholders Agreement, the Refinitiv Owners have the right to designate nominees to our Board subject to the maintenance of certain ownership requirements in us. See “Certain Relationships and Related Person Transactions—Related Person Transactions Entered Into in Connection With the IPO—Stockholders Agreement” for additional information. Upon designation, the Nominating and Corporate Governance Committee evaluates the director nominee pursuant to the standards set forth above, and then recommends the director nominee for approval by the full Board.

BOARD QUALIFICATIONS AND DIVERSITY MATRIX

The following charts show how certain skills, experience, characteristics and other criteria, including diversity of backgrounds and diversity with respect to gender and demographics, are currently represented on our Board. The chart summarizing skills is not intended to be an exhaustive list for each director, but instead intentionally focuses on the primary skillsets each director contributes. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well-positioned to provide effective oversight and strategic advice to our management team.

We believe our Board possesses the following skills:

•

Capital Markets/Fixed Income—Representation from Board members with deep capital markets industry knowledge, particularly in fixed income, is critical to our success. Practical and operational experience in our markets and an understanding of the current market landscape provide skills necessary to guide accelerated growth as we identify opportunities for future innovation.

•	Financial Expertise—A comprehensive knowledge of financial metrics, accounting and public reporting is essential to ensure proper oversight of our performance and future planning.
•

Electronic Trading—Experience working in existing, new or emerging technology is a critical perspective to have on the Board of a financial markets technology company, providing practical guidance and understanding of what is core to our business as an electronic trading operator.

•

Global Leadership/Human Capital—Experience leading a global team, or business, provides perspective necessary to guide our business as we operate across multiple countries and jurisdictions. Having members with global operational experience and strategic oversight of a business also provides valuable perspective for holistic corporate strategy, as well as a deep knowledge of human capital management and perspective on building strong teams and retaining top talent.

•	Corporate Governance—Current, or prior, experience on private and public company boards brings experience and insight into best-practices that will help to shape our practices.
•

Legal & Regulatory—Experience with legal requirements and regulatory compliance permits the Board to exercise oversight of the regulatory aspects of our business, as we operate in multiple jurisdictions and sometime through regulated legal entities. This perspective allows for critical assessment of risks across our global business.

2023 PROXY STATEMENT	15

Corporate Governance

•

Risk Management/Information Technology and Systems—As a company at the intersection of financial markets and technology, it is critical to have experience and skills in risk management on our Board to help navigate a complex and evolving technology landscape, as well as to effectively identify and prioritize risks to our operations, including oversight of policies, procedures and practices that comprehensively plan for and mitigate against these risks. Knowledge of and experience in information technology and systems, including cyber security practices, is also essential on our Board given a need for heightened awareness, planning and defenses against evolving information security threats.

•

Mergers & Acquisitions—Growth by acquisition is a strategy that continues to shape the evolution of the Company, and experience in transactions and expansion through M&A is a valuable expertise to have on our Board.

	Jacques Aigrain	Balbir Bakhshi	Steven Berns	Troy Dixon	John Finley	Scott Ganeles	Billy Hult	Paula B. Madoff	Lee Olesky	Thomas Pluta	Murray Roos	Rana Yared

Knowledge, Skills and Experience

Capital Markets/ Fixed Income

Financial Expertise

Electronic Trading

Global Leadership/ Human Capital

Corporate Governance

Legal & Regulatory

Risk Management/ Information Technology & Systems

Mergers & Acquisitions

Demographics

RACE/ETHNICITY

African American

Asian/Pacific Islander

White/ Caucasian

Does Not Self-Identify

GENDER

Male

Female

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Corporate Governance

Board Diversity Matrix (As of March 23, 2023)
	Total Number of Directors: 12
	Female	Male	Non- Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	2	10	—	—

Part II: Demographic Background

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	1	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	1	8	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose Demographic Background		1

RISK OVERSIGHT

The Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews guidelines and policies governing the process by which senior management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures, and the steps management takes to monitor and control such exposures. The Company’s Chief Administrative and Risk Officer updates the Board and the Audit Committee regularly throughout the year, and more frequently as necessary and appropriate. The Board and Audit Committee provide feedback and recommendations accordingly.

The Compensation Committee oversees risks relating to the Company’s compensation policies and practices. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, corporate governance and ESG risks. The Audit Committee reviews the Company’s technology and cybersecurity and data privacy controls with the Company’s Chief Technology Officer, Chief Information Security Officer and Chief Administrative and Risk Officer, or their delegates responsible for information technology, and evaluates the adequacy of the Company’s technology and cybersecurity and data privacy programs, compliance and controls with the Chief Technology Officer, Chief Information Security Officer and Chief Administrative and Risk Officer, or their delegates responsible for information technology. With respect to cybersecurity risk oversight, our Board and our Audit Committee receive updates from our Chief Information Security Officer and Chief Administrative and Risk Officer or their delegates to assess the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such updates, our Board and our Audit Committee receive updates from management as to changes to the Company’s cybersecurity risk profile or significant newly identified risks. Each committee charged with risk oversight reports to the Board on those matters.

CORPORATE GOVERNANCE DOCUMENTS

Please visit our Investor Relations website at https://investors.tradeweb.com/corporate-governance/documents-charters, “Documents and Charters,” for additional information regarding our corporate governance, including:

•	Our Bylaws;
•	Our Amended and Restated Certificate of Incorporation;
•	Our Code of Business Conduct and Ethics, as amended;
•	The charters approved by the Board for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each as amended; and
•	Our Corporate Governance Guidelines, as amended.

2023 PROXY STATEMENT	17

Corporate Governance

BOARD MEETINGS AND COMMITTEES

The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2022, there were six meetings of the Board. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees on which he or she served (during the periods that he or she served) during 2022. In addition, directors are expected to make every effort to virtually attend any meetings of stockholders, and all of our incumbent directors attended our 2022 Annual Meeting.

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee (collectively, the “Committees”), each of which hold meetings and act by unanimous written consent whenever circumstances require. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current membership information as well as meeting information for the last fiscal year.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Jacques Aigrain		Chair

Balbir Bakhshi

Steven Berns	Chair

Troy Dixon

John Finley			Chair

Scott Ganeles

Billy Hult

Paula Madoff

Lee Olesky

Thomas Pluta

Murray Roos

Rana Yared

Total Meetings in 2022	7	4	3

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.

AUDIT COMMITTEE

The current members of the Audit Committee are Mr. Berns, as Chairperson, Mr. Ganeles, Ms. Madoff and Ms. Yared. The Audit Committee is responsible for, among other things:

•	overseeing the quality and integrity of the Company’s financial statements, including oversight of the Company’s accounting and financial reporting processes and financial statement audits;
•	overseeing the Company’s compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;
•	overseeing the independent registered public accounting firm’s qualifications, performance and independence;
•	overseeing the performance of the Company’s internal audit function;
•	preparing the audit committee report required by the SEC to be included in the Company’s annual proxy statement; and
•	overseeing and reviewing the Company’s external reporting regarding climate change-related risks and other related disclosures and discussing with management related controls and procedures.

Mr. Berns qualifies as our “audit committee financial expert” within the meaning of regulations adopted by the SEC and each Audit Committee member meets Nasdaq’s financial sophistication requirements. Our Board has

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also determined that each of Mr. Berns, Mr. Ganeles, Ms. Madoff and Ms. Yared is “independent” as defined under Nasdaq rules and Rule 10A-3 under the Exchange Act and rules and regulations promulgated thereunder.

The Audit Committee recommends the annual appointment and reviews the independence of auditors, reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related person and party transactions and investigations into matters related to audit functions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board and evaluating the Company’s technology security and data privacy programs.

COMPENSATION COMMITTEE

The current members of the Compensation Committee are Mr. Aigrain, as Chairperson, Mr. Finley, Mr. Ganeles and Ms. Madoff. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize entry into employment and other employee-related agreements. The Compensation Committee is responsible for, among other things:

•	establishing and reviewing the overall compensation philosophy of the Company;
•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s and other executive officers’ compensation, including annual performance objectives, if any;
•

evaluating the performance of the Chief Executive Officer and determining and approving, or recommending to the Board, the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•

reviewing and approving, or recommending to the Board, the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the executive officers other than the Chief Executive Officer, subject in certain instances to adjustment by the Chief Executive Officer;

•

with respect to executive compensation programs: (i) reviewing and approving, or recommending to the full Board, new or modified executive compensation programs; (ii) reviewing on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are effective in achieving their intended purpose(s); (iii) establishing and periodically reviewing policies for the administration of executive compensation programs; and (iv) taking steps to modify any executive compensation program to enhance the alignment of payments and benefits with executive and corporate performance and the Company’s business strategy;

•

reviewing and recommending to the Board the form and amount of director compensation, in accordance with the Company’s Non-Employee Director Compensation Policy, as well as making recommendations regarding directors’ and officers’ indemnification and insurance matters;

•

reviewing and approving or recommending to the Board, any employment or service-related contracts or transaction involving current or former directors and executive officers of the Company, and any related compensation, including consulting arrangements, employment contracts, severance or termination arrangements;

•

reviewing and approving, or recommending to the Board, the Company’s equity-based plans, equity-based awards and incentive compensation plans, and administering the plans in accordance with their terms or overseeing the activities of the individuals responsible for administering those plans, as applicable;

•

overseeing the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, equity and inclusion, workplace environment and culture, and talent development and retention; and

•

preparing the compensation committee report on executive officer compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

2023 PROXY STATEMENT	19

Corporate Governance

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The current members of the Nominating and Corporate Governance Committee are Mr. Finley, as Chairperson, Mr. Aigrain and Ms. Madoff. Upon the expiration of Mr. Finley’s current term and election of his successor, Ms. Madoff will be appointed as Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become Board members, makes recommendations for nominees for committees and develops and recommends to the Board and annually reviews our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for, among other things:

•

identifying individuals qualified to become directors, consistent with the criteria approved by the Board, from time to time, and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings;

•	overseeing the evaluation of the Board and management;
•	recommending members of the Board to serve on committees of the Board and evaluating the functions and performance of such committees;
•	overseeing and approving the Board and management continuity planning process;
•	overseeing the Company’s ESG strategy and goals; and
•	otherwise taking a leadership role in shaping the corporate governance of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves, or in the past year has served, as a member of the board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of the Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board or member of the compensation committee (or other committee performing equivalent functions) of any other company.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and all global employees. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Our Code of Business Conduct and Ethics is available on our website at https://investors.tradeweb.com/corporate-governance/documents-charters. See “Corporate Governance—Corporate Governance Documents” for additional information. To the extent required under the Nasdaq and SEC rules, we intend to disclose future amendments to certain provisions of this code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above. The Code of Business Conduct and Ethics was most recently amended on March 25, 2022. The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

We have long been committed to creating and fostering an inclusive workplace, celebrating our diverse employee base, providing transparency and innovation for our markets and ensuring transparency and validity for the data that propels them. Our long-term view encompasses ever more sustainable ways of working and investing as we forge the links between better serving markets and better serving the world.

We began our ESG journey in 2019 and are proud of the progress we have made both internally and in partnership with our clients and our various stakeholders. The Company’s ESG strategy and initiatives are overseen by the Nominating and Corporate Governance Committee, which periodically reviews and makes recommendations to the Company in order to further our ESG goals. In 2020, we formed an ESG Steering Committee comprised of senior level executives across the Company. The ESG Steering Committee is an advisory board assembled to guide our focus and foster delivery of a thoughtful approach to integrating our ESG strategy into all aspects of our business and operations. To support this implementation we created a dedicated role to

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manage Corporate Social Responsibility and ESG initiatives globally and expanded that team in late 2021.

In September 2021, we published our inaugural 2020 Corporate Sustainability Report (“CSR”) to increase transparency for our strong foundation in ESG matters. Proudly, we published our second CSR in 2022, providing an increase in the granularity of our ESG disclosures and measuring the progress of our initiatives. In preparing our Corporate Sustainability Reporting, we use a blend of metrics (including the Global Reporting Initiative (“GRI”) and Sustainability Accounting Standards Board (“SASB”) metrics), as well as Task Force on Climate-related Financial Disclosures (“TCFD”) guidance, that we feel are most relevant to our position at the intersection of financial and technology services. The evolution of our reporting outlines our commitment to corporate transparency and comprehensive ESG standards, discussing in detail our progress toward quantifying and reducing our carbon footprint, growing our use of renewable energy and energy efficiency strategies, fostering a diverse and inclusive workplace, engaging with employees, detailing our strong governance and risk management structures, demonstrating our commitment to advancing sustainable finance and creating solutions to help our clients pursue investment in climate-aligned strategies.

In 2021, Tradeweb joined the Climate Bonds Initiative’s (“CBI”) Partnership Programme to promote the visibility and accessibility of green bond trading activity across a wide range of asset classes on our platform, as well as to provide more clarity around our own green bond trading volumes. In 2022, CBI-screened green bonds accounted for $198.4 billion of the total $207.6 billion in green bond trading volume executed on our platform, a record and an increase of 39% from CBI-screened green bond volumes in 2021.

DIVERSITY, EQUITY AND INCLUSION

Equally important is the progress we are making on diversity, equity and inclusion. We are committed to creating and fostering an inclusive workplace, growing our diverse employee base, and creating opportunities for career development at all levels. We believe that diverse teams make better decisions and create greater long-term value and we are committed to maintaining a safe and inclusive environment for everyone and attracting and retaining diverse talent at all levels. Our goal is to continue to reach for greater equality in the gender and ethnic diversity of our employees, to maintain and grow our culture of inclusiveness, education, acceptance and learning and to ensure employees feel encouraged and equipped to be their genuine selves at work. Through our Diversity, Equity and Inclusion (“DE&I”) Committee, on which members of our executive team serve, including our Global Head of Human Resources and Head of Investor Relations, FP&A and Treasury, we raise awareness, provide a forum to discuss diversity and inclusion and promote a diverse and inclusive culture. We seek to involve employees at all levels in DE&I, including through recruitment, philanthropy and training. We also sponsor the Global Women’s Network, which provides skills-building, educational and career-relevant programming for employees and brings topics affecting women in the workplace front and center. Our commitment to DE&I has been demonstrated through partnerships with approximately 18 organizations globally, including American Corporate Partners in the U.S. that focuses on helping return veterans and active duty spouses to the work force and the Cowrie Scholarship Foundation in the U.K. that aims to empower disadvantaged Black students through university financial assistance. By focusing on employee volunteerism in these areas, our employees have the opportunity to take action and make a difference. In addition, to provide transparency, the Company’s consolidated EEO-1 report is available through the Corporate Sustainability Report.

We also seek to advance the interests of our stakeholders through DE&I initiatives. For example, in June 2022, we launched the Spotlight Dealer Diversity Program, designed to promote diverse dealers participating on our platforms, including woman-, veteran-, disabled- and minority-owned firms. The Spotlight Program was developed collaboratively with feedback from members of the buy-side and dealer communities to support our diverse dealer community through a combination of individual dealer profiles, direct consultation and other promotional programs designed to bring more visibility to diverse dealers operating in electronic markets. In addition, we enhanced our request-for-quote trading workflow for U.S. Institutional Credit to more prominently expose diverse dealer liquidity to our participating buy-side clients, further strengthening engagement between diverse dealers and buy-side users on the platform. We continue to receive positive feedback from our clients and diverse dealers regarding the Spotlight Program, and grew our universe of participating Spotlight Dealers throughout 2022.

In addition, we seek to cement our commitment to diversity at the intern, college graduate and experienced hire levels by leveraging relationships with a number of external organizations. These efforts all support our multi-layered strategy for recruiting and retaining diverse talent.

2023 PROXY STATEMENT	21

Corporate Governance

Further details regarding our ESG initiatives, which include our DE&I initiatives, as well as our Corporate Sustainability Reports, are available on our website at https://investors.tradeweb.com/csr. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. In addition, inclusion of information in our Corporate Sustainability Reports, or identifying it as material for purposes of such report or assessing our ESG initiatives, should not be construed as a characterization of the materiality or financial impact of that information with respect to us or for purposes of any of our SEC filings. For cautionary information and forward-looking statements regarding our sustainability efforts and other ESG information, see page 1 of this Proxy Statement under the heading “Forward-Looking Statements and References to Websites”. The references to our 2020 and 2021 Corporate Responsibility Reports and our website are provided for convenience only, and are not intended to incorporate the information in those reports or on our website into this Proxy Statement by reference.

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Proposal 2: Ratification of Appointment of Deloitte as Independent Registered Public Accounting Firm

Under the rules and regulations of the SEC, Nasdaq and the Public Company Accounting Oversight Board (the “PCAOB”), the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In addition, the Audit Committee considers the independence of our independent registered public accounting firm and participates in the selection of the independent registered public accounting firm’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by our stockholders of the appointment of, the registered public accounting firm of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Deloitte has served as our independent registered public accounting firm since November 2018. Representatives of Deloitte are expected to virtually attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

The Board and the Audit Committee believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. Our Board and the Audit Committee value the opinions of our stockholders and consider the selection of our independent registered public accounting firm to be an important matter of stockholder concern. The appointment of Deloitte is accordingly being submitted for ratification by our stockholders as a matter of good corporate practice. If stockholders do not ratify the selection of Deloitte, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2023 fiscal year. In addition, even if stockholders ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select Deloitte or another registered public accounting firm as our independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

2023 PROXY STATEMENT	23

Independent Registered Public Accounting Firm

Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of, the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval a list of services and related fees expected to be rendered during that year within each of the following four categories of services:

(1)

Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and discussions surrounding the proper application of financial accounting and/or reporting standards.

(2)

Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

(3)

Tax services include all services, except those services specifically related to the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

(4)	All other services are those services not captured in the Audit, Audit-Related or Tax categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category and the fees of each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services in the table below were pre-approved by the Audit Committee.

The following is a summary of Deloitte’s fees for professional services rendered to us for each of the fiscal years ended December 31, 2022 and 2021.

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021

Audit Fees(1)	$4,099,058	$4,006,250

Audit-related Fees(2)	600,000	—

Tax Fees(3)	—	—

All Other Fees(4)	4,926	4,926

Total	$4,703,984	$4,011,176

(1)

Audit fees consist of fees for professional services rendered for the audit of our financial statements and internal controls over financial reporting, reviews of interim financial statements, consent and comfort letters in connection with registration statements filed with the SEC, and statutory and regulatory filings, and audits related to LSEG’s financial statements.

(2)	Audit related fees consist of Service Organization Control (SOC) audits.

(3)	Tax fees are for tax compliance services.

(4)	All other fees relate to professional services not included in the categories above, including fees related to a subscription to an accounting research tool.

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Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and our independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee reviewed and discussed with management and our independent registered public accounting firm the audited financial statements for the year ended December 31, 2022 (the “Audited Financial Statements”), and management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and SEC. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

The Audit Committee

Steven Berns, Chairperson

Scott Ganeles

Paula Madoff

Rana Yared

2023 PROXY STATEMENT	25

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our Class A common stock and our Class B common stock as of March 17, 2023 for:

•	each person or entity who is known by us to beneficially own more than 5% of our Class A or our Class B common stock;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 111,032,801 shares of Class A common stock, 96,933,192 shares of Class B common stock, 3,251,177 shares of Class C common stock and 23,087,623 shares of Class D common stock outstanding as of March 17, 2023. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption rights described elsewhere in this Proxy Statement, held by such person that have vested or will vest within 60 days of March 17, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of beneficial owner	Class A Common Stock (on a fully exchanged and converted basis)(1)		Class B Common Stock (on a fully exchanged basis)(2)		Combined Voting Power(3)
	Number	%	Number	%	%

Entities affiliated with Refinitiv(4)	119,921,521	51.2%	119,921,521	99.9%	91.2%

BlackRock, Inc.(5)	13,366,523	5.7%	—	—	1%

The Vanguard Group(6)	10,276,137	4.4%	—	—	*

T. Rowe Price Investment Management, Inc.(7)	7,322,321	3.1%	—	—	*

Wellington Management Group LLP(8)	6,173,424	2.6%

Ownership Capital B.V.(9)	5,194,980	2.2%	—	—	*

Lee Olesky(10)	797,635	*	—	—	*

Billy Hult(11)	403,294	*	—	—	*

Sara Furber(12)	31,073	*	—	—	*

Enrico Bruni(13)	201,768	*	—	—	*

Justin Peterson(14)	56,413	*	—	—	*

Jacques Aigrain(15)	1,418	*	—	—	*

Balbir Bakhshi(16)	—	—	—	—	—

Steven Berns(17)	1,125	*	—	—	*

Troy Dixon	—	—	—	—

John Finley	—	—	—	—	—

Scott C. Ganeles(18)	8,729	*	—	—	*

Catherine Johnson(19)	—	—	—	—	—

Paula B. Madoff(20)	8,729	*	—	—	*

Thomas Pluta(21)	8,729	*	—	—	*

Murray Roos(22)	—	—	—	—	—

Rana Yared(23)	1,418	*	—	—	*

All executive officers and directors as a group (18 persons)(24)	1,565,441	*	—	—	*

*	Represents less than 1.0% of outstanding shares or voting power, as applicable.

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Security Ownership of Certain Beneficial Owners and Management

(1)

Each Continuing LLC Owner (as defined herein) that holds LLC Interests also holds corresponding shares of Class C common stock or Class D common stock, as the case may be. Each LLC Interest held by the Continuing LLC Owners is redeemable in accordance with the terms of the TWM LLC Agreement (as defined herein), at the election of such holder, for newly issued shares of Class A common stock or Class B common stock on a one-for-one basis (and such holders’ shares of Class C common stock or Class D common stock, as the case may be, will be cancelled on a one-for-one basis upon any such issuance). The Continuing LLC Owners that hold shares of Class D common stock may also from time to time exchange all or a portion of their shares of our Class D common stock for newly issued shares of Class C common stock on a one-for-one basis (in which case their shares of Class D common stock will be cancelled on a one-for-one basis upon such issuance). Holders of Class B common stock may from time to time exchange all or a portion of their shares of our Class B common stock for newly issued shares of Class A common stock on a one-for-one basis (in which case their shares of Class B common stock will be cancelled on a one-for-one basis upon any such issuance). The numbers of shares of Class A common stock beneficially owned and percentages of beneficial ownership set forth in the table assume that (i) all LLC Interests held by Continuing LLC Owners have been redeemed or exchanged for shares of Class A common stock (and the corresponding shares of Class C common stock and/or Class D common stock, as the case may be, have been cancelled) and (ii) all shares of Class B common stock have been exchanged for shares of Class A common stock.

(2)

Each Continuing LLC Owner that holds LLC Interests also holds a corresponding number of shares of Class C common stock or Class D common stock, as the case may be, and the Refinitiv Direct Owner owns shares of Class B common stock. Each LLC Interest held by Continuing LLC Owners that hold shares of Class D common stock will be redeemable in accordance with the terms of the TWM LLC Agreement, at the election of such holder, for newly issued shares of Class B common stock on a one-for one basis (and such holders’ shares of Class D common stock will be cancelled on a one-for-one basis upon any such issuance). The numbers of shares of Class B common stock beneficially owned and percentages of beneficial ownership set forth in the table assume that all LLC Interests of Continuing LLC Owners that hold shares of Class D common stock have been exchanged for shares of Class B common stock (and the corresponding shares of Class D common stock have been cancelled).

(3)

Percentage of combined voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, voting together as a single class. Each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C common stock and Class D common stock do not have any economic interests (where “economic interests” means the right to receive any dividends or distributions, whether cash or stock, in connection with common stock) associated with our Class A and Class B common stock.

(4)

Reflects securities held directly by Refinitiv TW Holdings Ltd. and Refinitiv US PME LLC. Refinitiv US LLC is the controlling member of Refinitiv US PME LLC. LSEGA, Inc. is the sole member of Refinitiv US LLC. Refinitiv Parent Limited is the sole shareholder of LSEGA, Inc. IAG US LLC is a member of Refinitiv US PME LLC. Refinitiv International Holdings S.à.r.l. is the sole member of IAG US LLC. Refinitiv Netherlands Holdings BV is the sole shareholder of Refinitiv International Holdings S.à.r.l. Refinitiv UK (Rest of World) Holdings Limited is the sole shareholder of Refinitiv Netherlands Holdings BV. Refinitiv UK Parent Limited is the sole shareholder of Refinitiv UK (Rest of World) Holdings Limited. LSEGA Jersey Limited is the sole shareholder of Refinitiv UK Parent Limited. Refinitiv Parent Limited is the sole shareholder of LSEGA Jersey Limited. London Stock Exchange Group plc is the controlling shareholder of Refinitiv Parent Limited. LSEGA Limited and LSEGA2 Limited are shareholders of Refinitiv Parent Limited and London Stock Exchange Group plc is the sole shareholder of each of LSEGA Limited and LSEGA2 Limited. Refinitiv Parent Limited is the sole shareholder of Refinitiv TW Holdings Ltd. Each of the entities described in this footnote may be deemed to beneficially own the securities directly or indirectly controlled by such entities, but each (other than to the extent it directly holds securities as described herein) disclaims beneficial ownership of such securities.

(5)

This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 1, 2023, which reported ownership as of December 31, 2022. Of the 13,366,523 shares of our Class A common stock deemed beneficially owned, BlackRock reported sole voting power as to 12,713,315 shares, shared voting power as to 0 shares and sole dispositive power as to all shares beneficially owned. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(6)

This information is based solely on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023, which reported ownership as of December 31, 2022. Of the 10,276,137 shares of our Class A common stock deemed beneficially owned, Vanguard reported sole voting power as to 0 shares, shared voting power as to 67,872 shares, sole dispositive power as to 10,124,327 shares and shared dispositive power as to 151,810 shares beneficially owned. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

This information is based solely on a Schedule 13G filed by T. Rowe Price Investment Management, Inc. (“T. Rowe”) with the SEC on February 14, 2023, which reported ownership as of December 31, 2022. Of the 7,322,321 shares of our Class A common stock deemed beneficially owned, T. Rowe reported sole voting power as to 2,975,200 shares, shared voting power as to 0 shares and sole dispositive power as to all shares beneficially owned. The address of T. Rowe is 100 E. Pratt Street, Baltimore, MD 21201.

(8)

This information is based solely on a Schedule 13G filed by Wellington Management Group LLP (“Wellington”) with the SEC on February 6, 2023, which reported ownership as of December 31, 2022. Of the 6,173,424 shares of our Class A common stock deemed beneficially owned, Wellington reported sole voting power as to 0 shares, shared voting power as to 5,532,443 shares, sole dispositive power as to 0 shares and shared dispositive power as to all shares. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(9)

This information is based solely on a Schedule 13G/A filed by Ownership Capital B.V. (“Ownership Capital”) with the SEC on February 13, 2023, which reported ownership as of December 31, 2022. Of the 5,194,980 shares of our Class A common stock deemed beneficially owned, Ownership Capital reported sole voting power as to 4,168,682 shares, shared voting power as to 0 shares and sole dispositive power as to all shares. The address of Ownership Capital is Herengracht 107, Amsterdam, The Netherlands 1015 BE.

(10)

Includes 708,568 shares of Class A common stock issuable upon exercise of options and restricted stock units, as applicable, that have vested or will vest within 60 days after March 17, 2023, including 138,164 shares of Class A common stock issuable upon exercise of options through The Lee Olesky 2019 Family Trust. Mr. Olesky owns 20,000 shares of Class A common stock through The Lee Olesky 2019 Family Trust. Lee Olesky and his wife, as the co-trustees of The Lee Olesky 2019 Family Trust, share the power to vote and invest the securities, but each disclaims beneficial ownership of such securities. Mr. Olesky may be deemed to beneficially own the securities but disclaims beneficial ownership of such securities.

(11)	Includes 367,264 shares of Class A common stock issuable upon exercise of options and restricted stock units, as applicable, that have vested or will vest within 60 days after March 17, 2023.

2023 PROXY STATEMENT	27

Security Ownership of Certain Beneficial Owners and Management

(12)	Includes 16,672 restricted stock units that have vested or will vest within 60 days after March 17, 2023.

(13)	Includes 173,114 shares of Class A common stock issuable upon exercise of options and restricted stock units, as applicable, that have vested or will vest within 60 days after March 17, 2023.

(14)	Includes 47,838 shares of Class A common stock issuable upon exercise of options and restricted stock units, as applicable, that have vested or will vest within 60 days after March 17, 2023.

(15)	Includes 1,418 restricted stock units that have vested or will vest within 60 days after March 17, 2023.

(16)	Mr. Bahkshi is the Chief Risk Officer of LSEG, and is a member of LSEG’s Executive Committee. Mr. Bahkshi disclaims beneficial ownership of any securities owned directly or indirectly by LSEG.

(17)	Includes 1,125 restricted stock units that have vested or will vest within 60 days after March 17, 2023.

(18)	Includes 1,123 restricted stock units that have vested or will vest within 60 days after March 17, 2023.

(19)	Ms. Johnson is the Group General Counsel of LSEG and is a member of LSEG’s Executive Committee. Ms. Johnson disclaims beneficial ownership of any securities owned directly or indirectly by LSEG.

(20)	Includes 1,123 restricted stock units that have vested or will vest within 60 days after March 17, 2023.

(21)	Includes 1,123 restricted stock units that have vested or will vest within 60 days after March 17, 2023.

(22)	Mr. Roos is the Group Director, Capital Markets of LSEG, and is a member of LSEG’s Executive Committee. Mr. Roos disclaims beneficial ownership of any securities owned directly or indirectly by LSEG.

(23)	Includes 1,418 restricted stock units that have vested or will vest within 60 days after March 17, 2023.

(24)	Includes 1,353,020 shares of Class A common stock issuable upon exercise of options and restricted stock units, as applicable, that have vested or will vest within 60 days after March 17, 2023.

28	TRADEWEB

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, including his or her age as of May 15, 2023, other than for Mr. Hult, Mr. Olesky and Mr. Pluta, whose biographical information is presented under “Proposal 1: Election of Directors.”

Enrico Bruni, 51, has served as Managing Director, Head of Europe and Asia Business of TWM LLC since February 2013 and has served in the same position at Tradeweb since April 2019. Mr. Bruni joined Tradeweb in 2002 and has been instrumental in developing the interest rate swaps business in Europe and Asia. Prior to joining Tradeweb, from 1995 to 2002, Mr. Bruni was at J.P. Morgan where he worked in a number of business and product management roles across the markets division, with particular focus on their e-trading strategy. Mr. Bruni received a business management degree from L. Bocconi University, Milan.

Douglas Friedman, 52, has served as Tradeweb’s General Counsel and Secretary since its formation and as the General Counsel of TWM LLC since November 2009, prior to which he served as the Assistant General Counsel of TWM LLC beginning in June 2005. Mr. Friedman oversees Tradeweb’s global legal function, advising on key legal issues and strategic initiatives. In addition, Mr. Friedman is actively involved in regulatory discussions impacting global financial markets and is a member of the Federal Reserve Bank of New York’s Treasury Market Practices Group and has participated in Commodity Futures Trading Commission (CFTC) and industry discussions on the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as SEC panels on securities and derivatives reform. Prior to joining Tradeweb, Mr. Friedman worked in the litigation department of King & Spalding LLP, an international law firm, from 2001 to 2005, where he focused on securities litigation and regulatory investigations. Prior to that, he worked at Cadwalader, Wickersham and Taft LLP and at Gibbons P.C. He received a B.A. from the University of Michigan and a J.D. from Seton Hall University School of Law.

Sara Furber, 48, has served as Tradeweb’s Chief Financial Officer since September 2021. Prior to joining Tradeweb, Ms. Furber served as Chief Financial Officer of U.S. equity exchange operator IEX Group from 2018 to 2021. As Chief Financial Officer of IEX Group, Ms. Furber led the company’s finance function and oversaw its new business portfolio, including technology businesses such as the data platform IEX Cloud. Prior to joining IEX in 2016, she was a Managing Director and a member of Morgan Stanley’s Management Committee. She held several senior executive positions at Morgan Stanley, including Chief Operating Officer for Wealth Management. Ms. Furber previously served as Chief Operating Officer for Global Corporate and Investment Banking at Bank of America Merrill Lynch, after leading Investor Relations for Merrill Lynch during the global financial crisis and through its merger with Bank of America. Ms. Furber began her career in investment banking in 1997. She holds a B.S. in Mechanical Engineering from Duke University.

Justin Peterson, 60, has served as Chief Technology Officer of Tradeweb since April 2020, and has served on TWM LLC’s Global Operating Committee since January 2014. Mr. Peterson joined TWM LLC in 1999 and served as Managing Director, Head of Institutional Technology, from January 2008 to March 2020. Prior to joining Tradeweb, Mr. Peterson served as Vice President at Citibank from 1995 to 1999. Prior to that, he held positions at NYNEX Science and Technology and Hughes Aircraft Company. Mr. Peterson holds a B.S. in engineering from Harvey Mudd College, and a Ph.D. and M.S. in Computer Science from the Georgia Institute of Technology.

Scott Zucker, 54, has served as Tradeweb’s Chief Risk and Administrative Officer since February 2020 and served as Chief Administrative Officer since its formation and as the Chief Administrative Officer of TWM LLC since November 2009. He joined TWM LLC in 2002 as General Counsel. Prior to joining Tradeweb, from 1999 to 2002, Mr. Zucker worked in the Corporate Department of Willkie Farr & Gallagher LLP, an international law firm, providing legal, regulatory and securities law support exclusively to Bloomberg LP. He also worked in the Corporate Department of Robinson, Silverman, Pearce, Aronsohn and Berman LLP (now Bryan Cave Leighton Paisner LLP) from 1996 to 1999, where he specialized in general corporate and securities matters. He received a B.A. from Tufts University and a J.D. from Hofstra University School of Law.

2023 PROXY STATEMENT	29

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation philosophy, objectives and design and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers (our “NEOs”), during 2022, as well as certain changes we have made to our executive compensation program since the end of 2022.

For 2022, our NEOs were:

NEO	Title

Lee Olesky	Chairman of the Board and Former Chief Executive Officer(1)

Sara Furber	Chief Financial Officer

Billy Hult	Chief Executive Officer and Former President(2)

Enrico Bruni	Managing Director, Head of Europe and Asia Business

Justin Peterson	Chief Technology Officer

(1)	Mr. Olesky served as our Chief Executive Officer during 2022, retiring from the position effective December 31, 2022. He continues to hold the position of Chairman of the Board.

(2)	Mr. Hult served as President of the Company during 2022. Effective as of January 1, 2023, Mr. Hult succeeded Mr. Olesky as Chief Executive Officer of the Company.

2022 Business Performance Highlights

We achieved strong financial and operational performance in 2022, reporting our 23rd consecutive year of revenue growth in 2022. The breadth of our business played an important role in these results, as we helped clients navigate interest rate volatility, geopolitical risk, a strong U.S. dollar and fear of a global recession.

We are focused on balancing revenue growth and margin expansion to create long-term value and we have a track record of strong growth and financial performance. By expanding the scope of our platforms and solutions, building scale and integration across marketplaces and benefiting from broader network effects, we have been able to grow both our transaction volume and subscription-based revenues. Our 2022 results demonstrate that our investments in our network, technology and people continue to bring value to our stockholders and achieve our goal of long-term value creation.

Record volumes across asset classes translated into 10.4% and 14.0% annual revenue growth in 2022 on a reported and constant currency basis*, respectively. The scale generated by our strong top-line results drove approximately 111 basis points of adjusted EBITDA margin expansion and 17% adjusted diluted earnings per share* growth. As our growth initiatives continued to scale, we maintained our tradition of consistent and focused organic investment.

Additional 2022 business highlights are described in the Proxy Summary of this Proxy Statement.

Determining Executive Compensation

Our executive team is critical to our success and to building value for our stockholders. Our executive compensation program is designed to attract and retain highly-skilled executives and to motivate our executive leadership team to drive long-term success and to reward financial performance and promote effective strategic leadership.

*

Adjusted EBITDA margin, adjusted diluted earnings per share and the change in revenue on a constant currency basis are non-GAAP financial measures used by the Company to supplement information in our financial results. A reconciliation of these non-GAAP financial measures may be found in our Form 8-K filed with the SEC on February 2, 2023 and our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023. We also present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period.

30	TRADEWEB

Executive Compensation

Key Governance Features of Executive Compensation Program

Our executive compensation program is grounded in governance and design features that serve stockholders’ long-term interests. We avoid certain practices that do not align with those interests.

What We Do	What We Don’t Do

Pay-for-performance. Approximately 91% of our executive target compensation is at-risk, variable compensation. 66% of target annual equity grants and cash bonuses made to the NEOs in March 2022 were tied directly to company performance.[1]

Hedging/pledging of Company stock. We prohibit our officers and directors from hedging, margining, pledging, short-selling or publicly trading options in our stock.

Encourage long-term outlook. Long-term equity awards have a three-year vesting period. In 2023, certain equity awards made to NEOs also included a three-year performance period (as described more fully under the heading “—Fiscal 2023 Compensation Decisions”).

Excise tax gross-ups. We do not pay excise tax gross-ups on change-in-control payments.

Limited employment agreements. Currently, only our Chief Executive Officer is party to an employment agreement with the Company.	Repricing or exchange of underwater options. Under our omnibus equity plan, we specifically prohibit share repricing without stockholder approval.

Clawback policy. We maintain a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements.

Dividends and dividend equivalents on unearned equity awards. Dividend equivalent rights accrued on equity awards are not paid until the underlying award itself vests and becomes payable.

Rigorous performance goals. The Company establishes rigorous performance goals related to its incentive-based compensation plans.

[1]

In December 2022, Mr. Olesky also received the CEO Substitution Award (as defined below), which award’s vesting terms were not directly tied to company performance. The CEO Substitution Award is excluded from the above calculation. Please see “—Fiscal 2022 Compensation Program in Detail – Long-Term Equity Incentives” for further detail regarding this award.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate highly skilled executives to drive long-term performance and growth. We believe that investing in our talent through a market-based and flexible total compensation program has been critical to our success, enabling us to promote both short- and long-term profitable growth of the Company and achieve our ultimate goal of bringing value to our stockholders. Our compensation philosophy emphasizes creating an “ownership mentality” to align our executives’ interests with those of our stockholders. To that end, our total compensation program is guided by the following principles:

Maintain a pay-for- performance culture	Annual pay opportunities emphasize variable performance-based compensation, with metrics aligned to the Company’s financial results and business strategy, ensuring a high degree of performance orientation in our executive compensation program.

Foster long-term alignment with stockholders	Outstanding equity awards in the form of annual restricted stock unit grants (including performance-based restricted stock unit grants) directly tie pay outcomes to value creation, aligning executive and stockholder interest.

Attraction and retention	Our executive compensation program provides overall target compensation that is intended to attract and retain high-caliber talent. In addition, our long-term incentive awards are granted on varying vesting schedules, continually ensuring that a portion of previously granted equity remains unvested.

Reflect internal equity considerations	Compensation decisions are made in the context of individual factors and pay equity, fostering growth and motivation through a flexible compensation design.

Compensation Determination Process

The Compensation Committee is responsible for establishing and overseeing the executive compensation arrangements for our executive officers, including our NEOs, as described above in the section titled “Corporate Governance — Compensation Committee.” The Compensation Committee charter, which delineates the topics within the Compensation Committee’s oversight role, is available on our website.

During 2022, the Compensation Committee met four times, along with, at the request of the Compensation Committee, Mr. Olesky, as the Chief Executive Officer and our General Counsel, as needed.

2023 PROXY STATEMENT	31

Executive Compensation

In performing its duties, the Compensation Committee’s responsibilities and actions in 2022 included:

•

Confirming achievement of performance goals in respect of the annual bonus for Messrs. Olesky and Hult for the prior calendar year and, with respect to Mr. Hult, setting performance goals for the upcoming calendar year.

•	Approving the methodology for determining the Company’s annual cash bonus program payout pool (for NEOs other than Messrs. Olesky and Hult) for the upcoming calendar year.
•	Reviewing bonus allocations with respect to the prior calendar year as recommended by Mr. Olesky.
•	Confirming achievement of performance goals in respect of equity awards, including the performance-based restricted stock units granted in the prior calendar year.
•	Establishing a pool for annual equity grants for the upcoming calendar year.
•	Allocating equity grants from the pool to Messrs. Olesky and Hult.
•	Establishing performance goals for (i) performance-based restricted stock unit grants and (ii) performance-based multipliers for annual cash bonuses for Messrs. Olesky and Hult.

The Compensation Committee has delegated certain responsibilities to the Chief Executive Officer and generally relies on his recommendation for decisions concerning compensation for NEOs other than the Chief Executive Officer (and in 2022, other than with respect to Messrs. Olesky and Hult). For the NEOs other than the Chief Executive Officer (and in 2022, other than with respect to Messrs. Olesky and Hult), the Chief Executive Officer consults with and makes recommendations to the Compensation Committee regarding base salary adjustments, if any, annual cash bonus amounts and equity awards, which recommendations are reviewed and discussed by the Committee. The Compensation Committee approves these compensation elements and provides the Chief Executive Officer with discretion to make further reasonable adjustments that he deems prudent.

Role of Compensation Consultants

During 2022, the Company worked with ClearBridge Compensation Group (“ClearBridge”) to ensure that its executive compensation program was competitive, aligned executive incentives with stockholder interests and offered appropriate retention and performance incentives. The Compensation Committee did not directly engage with ClearBridge or retain any other independent compensation consultant in 2022, but the Company consulted with ClearBridge from time to time on compensation matters, primarily with a focus on compensation-related matters for 2023. In 2023, ClearBridge was engaged directly by the Compensation Committee. The Compensation Committee believes that, given the nature and scope of the services provided by ClearBridge prior to their engagement in 2023, the provision of additional services to management did not raise any conflict of interest pursuant to applicable securities laws and stock exchange listing rules and did not impair ClearBridge’s ability to provide independent advice to the Compensation Committee concerning executive compensation matters and concluded that no conflicts of interest existed.

Internal Pay Equity

During 2022, we conducted our internal annual pay equity analysis in furtherance of our commitment to having our employees in similar job levels paid fairly based on justifiable compensation factors, such as tenure and performance, and not on discriminatory factors, including gender and race. Across all levels, we concluded that, based on our analysis, employees were fairly paid with employee gender and race not materially affecting pay.

“Say-on-Pay” Vote and Stockholder Engagement

The say-on-pay vote (“Say-on-Pay”) is one of our opportunities to receive feedback from stockholders regarding our executive compensation program. We conducted our first Say-on-Pay vote and frequency of Say-on-Pay vote in 2021 at which time our Say-on-Pay vote was approved by approximately 99% of the eligible votes, indicating strong support for our executive compensation program, and our stockholders approved a frequency of every three years for the Say-on-Pay vote. In furtherance of the Company’s interest in stockholder engagement and our pay-for-performance philosophy, the Company, including our Compensation Committee, has continued to examine our executive compensation program to ensure alignment between the interests of our executives and our stockholders. Our next Say-on-Pay vote will be held in 2024.

In addition to the feedback that we receive from our Say-on-Pay vote, we also regularly engage with stockholders regarding compensation topics and take their perspectives into consideration in connection with our

32	TRADEWEB

Executive Compensation

executive compensation program. Specifically, when developing the go-forward compensation program for 2023, we took stockholder feedback into account. Please see “—Fiscal 2023 Compensation Decisions” for a summary of compensation decisions made thus far during fiscal 2023, including, among other items, the grant of a new form of equity award to certain executive officers in March 2023 that vests based on achievement of Company total shareholder return targets over a three-year performance period.

Principal Elements of Executive Compensation

The principal elements of our executive compensation program during 2022 included base salary, annual cash bonus tied to performance metrics, long-term incentive awards and other benefits and perquisites. Our executive compensation program consists of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term company success. Performance-based pay elements are linked to goals that we believe will deliver both year-over-year and long-term increases in stockholder value.

The elements of total direct executive compensation for our NEOs and their key objectives are summarized below:

Element	Form	Pay Philosophy/Objectives	Key Features

Base Salary	Cash	Attract and retain top talent.	• Fixed cash amount. • No increases in 2022.

Annual Cash Bonus	Cash	Reward strong Company and individual performance against important short-term goals.

•   At-risk variable compensation.

•   For Messrs. Olesky and Hult in 2022, based on achievement of specified annual Company financial performance goals, which are pre-determined by the Compensation Committee.

•   For NEOs other than Messrs. Olesky and Hult in 2022, based on a bonus pool, which is determined based on achievement of annual Company financial performance goals.

•   Allocations from the pool are determined based on individual and Company performance by recommendation to the Compensation Committee from the Chief Executive Officer.

Long-Term Incentive Awards	Equity (PRSUs)	Promotes performance, supports retention and creates long-term stockholder value and stockholder alignment by creating an “ownership mentality.”

•   At-risk variable compensation.

•   Annual grant of restricted stock units that vests based on continuous service through the third calendar year following the year of grant.

•   Target award may be modified based on achievement of set goals related to Company financial performance during the year of grant.

•   Company financial goals include target constant currency Adjusted EBITDA margin[1] and constant currency revenue growth[2] achievement.

	Equity (RSUs)	Encourages retention and rewards the creation of stockholder value over time.

•   At-risk variable compensation.

•   Annual grant of restricted stock units that vests annually over a three-year period (one-third per year), subject to continuous service (except with respect to the CEO Substitution Award, as more fully described below).

	Equity (PSUs)	Promotes long-term alignment between executive officers’ incentives and stockholder interests.

•   New form of equity award first granted to certain NEOs in March 2023.

•   At-risk variable compensation.

•   Includes a three-year performance period that vests in full after the end of the performance period.

•   Target award may be modified based on achievement of cumulative absolute total shareholder return targets during the full three-year performance period.

•   Please see “—Fiscal 2023 Compensation Decisions” for further information regarding this element of our executive compensation program.

2023 PROXY STATEMENT	33

Executive Compensation

1

“Constant currency Adjusted EBITDA margin” means Adjusted EBITDA margin excluding the effects of foreign currency fluctuations and is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period.

2

“Constant currency revenue growth” means total revenue change excluding the effects of foreign currency fluctuations. Total revenue excluding the effects of foreign currency fluctuations is calculated by translating the current period and prior period’s total revenue using the annual average exchange rates for the prior period.

Constant currency Adjusted EBITDA margin and constant currency revenue growth are non-GAAP financial measures used by the Company to supplement information in our financial results. A reconciliation of these non-GAAP financial measures may be found in our Form 8-K filed with the SEC on February 2, 2023 and our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023. We also present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period.

The Company also provided certain benefits and perquisites as described more fully under the heading “– Fiscal 2022 Compensation Program in Detail – Perquisites and Other Personal Benefits.”

The Compensation Committee does not maintain a formal policy or formula for allocating the mix of compensation in order to maintain flexibility to respond to business needs and shifts in the marketplace in which the Company must compete to recruit and retain executive talent and also account for individual performance and responsibilities of the NEOs each year. Therefore, the Compensation Committee retains the authority to review our NEOs’ compensation periodically and to use its discretion to adjust the mix of compensation and the amount of any element of compensation as it deems appropriate for each NEO.

The charts below illustrate the allocation of the principal compensation components discussed above for our NEOs for fiscal 2022.

KEY ELEMENTS OF OUR FISCAL YEAR 2022 COMPENSATION PROGRAM

The amounts included in the above charts are based on (1) grant-date fair values for long-term incentive equity awards, as disclosed in the Summary Compensation Table below, (2) target cash bonus compensation for Messrs. Olesky and Hult, and (3) actual bonuses earned in 2022 for all other NEOs.

Fiscal 2022 Compensation Program in Detail

Base Salary

We believe that base salary plays an important role in attracting and retaining top executive talent by providing them with a fixed level of compensation commensurate with the executive’s skill, responsibilities, competencies, experience and performance. For 2022, base salaries were reviewed by the Compensation Committee for Messrs. Olesky and Hult, and by Mr. Olesky for all other NEOs. In general, merit salary increases for the NEOs are provided only in connection with an executive’s promotion or increase in the scope of his or her

34	TRADEWEB

Executive Compensation

responsibilities. As such, the Compensation Committee and Mr. Olesky determined to keep base salaries for the NEOs in fiscal 2022 consistent with the base salaries provided for fiscal 2021, as set forth in the table below.

NEO	Base Salary at December 31, 2021	Base Salary at December 31, 2022	Percent Increase

Lee Olesky	$770,000	$770,000	0%

Sara Furber	$500,000	$500,000	0%

Billy Hult	$660,000	$660,000	0%

Enrico Bruni	300,000 GBP	300,000 GBP	0%

Justin Peterson	$400,000	$400,000	0%

Annual Cash Bonus

Mr. Olesky (Former Chief Executive Officer) and Mr. Hult (Chief Executive Officer and former President)

Messrs. Olesky and Hult were each party to an employment agreement with TWM LLC (described further below in the section titled “Executive Compensation Tables — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements with our Named Executive Officers”) pursuant to which each executive was entitled to an annual cash bonus based on Company performance. For calendar year 2022, Messrs. Olesky and Hult had a target bonus opportunity of $4.675 million and $4.125 million, respectively. Achievement of the annual bonus is based on the Company’s attainment of certain performance goals set annually by the Compensation Committee. The Compensation Committee sets the target performance goals each year based on the budget approved by the Board the preceding quarter, reflecting a rigorous goal for the Company designed to motivate executives and drive performance. The maximum performance goals are set at a level that represents significant outperformance versus target, while thresholds are set at a level that still represents meaningful year-over-year growth. The actual amount paid to the executive can be greater or less than the target bonus depending on the extent to which these goals are achieved (or exceeded) using straight-line interpolation between target and achievement above or below, as applicable, target amounts. The total payout can range from 0% to 225% of target. For 2022, achievement of the annual bonus was based 50% on attainment of target constant currency revenue growth versus prior year achievement and 50% on attainment of target constant currency Adjusted EBITDA margin. The table below sets forth the relevant pay-for-performance scales for calendar year 2022.

Level of Performance Achieved	Constant Currency Revenue Growth (50% of Bonus)	Payout as a Percentage of Target Bonus(1)	Constant Currency Adjusted EBITDA Margin (50% of Bonus)	Payout as a Percentage of Target Bonus (1)

Threshold	7%	0%	48.3%	0%

Target	13%	100%	51.8%	100%

Maximum	17.5%	250%	52.3%	200%

(1)

For actual performance achieved between goals, payout as a percentage of target bonus is calculated on a straight-line interpolation basis between threshold, target and maximum performance, as applicable.

Our use of constant currency performance metrics for purposes of determining performance-based compensation in 2022 is consistent with the 2021 compensation program as disclosed in the Company’s 2022 proxy statement. The Company believes it is appropriate to tie compensation to constant currency, rather than reported, measures because a constant currency measure removes the impact of foreign exchange fluctuations and provides a better view of the underlying performance of the business that is within management’s control.

2023 PROXY STATEMENT	35

Executive Compensation

Based on 2022 Company performance, as confirmed by the Compensation Committee, the Company achieved constant currency revenue growth of 14.0% and constant currency Adjusted EBITDA margin of 51.96%, resulting in 133.0% achievement with respect to the constant currency revenue growth portion of the annual bonus target and 125.5% achievement with respect to the constant currency Adjusted EBITDA margin portion of the annual bonus target. As such, Messrs. Olesky and Hult were each entitled to a bonus at 129.2% of their respective target bonus amounts, as summarized in the table below.

NEO	Target Bonus Opportunity ($)	Weighted Achievement Level (% of Target)	Bonus Earned ($)

Lee Olesky	$4,675,000	129.2%	$6,040,100

Billy Hult	$4,125,000	129.2%	$5,329,500

NEOs other than Mr. Olesky and Mr. Hult

For calendar year 2022 performance, Ms. Furber and Messrs. Bruni and Peterson were each entitled to a cash bonus pursuant to the Company’s general employee cash bonus program for 2022. Each year the Compensation Committee approves the methodology for determining the maximum size of the cash bonus pool for the upcoming year eligible for annual bonus grants to employees, including Ms. Furber and Messrs. Bruni and Peterson. The maximum size of the bonus pool is increased or decreased based on achievement of specified Company performance goals. In 2022, for achievement above target (set at 13.0% constant currency revenue growth), the bonus pool could increase up to $0.25 per $1.00 of constant currency revenue growth. For achievement below target, the bonus pool must decrease a minimum of $0.15 per $1.00 of constant currency revenue growth missed. For full year constant currency revenue growth above or below target, a straight-line interpolation between target and achievement above or below, as applicable, the target amount is used to calculate the bonus amount. The bonus pool does not have a “cap” or “floor” for achievement above or below target. We believe that the annual cash bonus program provides important incentives to motivate achievement of the Company’s goals for the forthcoming fiscal year. We do not provide for guaranteed bonus payouts for NEOs (except for historical bonuses in the year of the individual’s hire). Based on 2022 performance, the Company exceeded its target with constant currency revenue growth of 14.0%, resulting in a bonus pool above the target pool.

Each of Ms. Furber and Messrs. Bruni and Peterson was eligible to receive an annual cash bonus from the bonus pool for 2022. Allocations of awards from the bonus pool are based on individual considerations, including individual performance as well as Company performance as a whole. The Company does not allocate bonuses based on set metrics in order to provide for a flexible bonus program designed to reward individual accomplishments. Individual considerations may include, but are not limited to, the executive’s ability to manage expenses within a forecasted budget and, as applicable, achieve forecasted revenue projections. In 2022, Mr. Olesky recommended an initial proposed bonus allocation for each executive officer, which amount was approved by the Compensation Committee. The Compensation Committee also authorized the Chief Executive Officer to make such reasonable adjustments to those amounts for executive officers as he deemed appropriate based on an executive officer’s performance and the remainder of cash left in the general bonus pool. In addition to the Company’s strong financial performance, individual considerations when allocating bonuses for 2022 included, but were not limited to: (i) for Mr. Peterson, his oversight of important cyber-related projects, functions and teams, (ii) for Mr. Bruni, his management of the Company’s international business, which achieved strong year-over-year revenue growth, and (iii) for Ms. Furber, her strong performance and increased responsibilities related to the Company’s business development activities.

In light of their individual performance, each of Messrs. Bruni and Peterson and Ms. Furber received final bonus amounts as reflected in the table below with respect to performance for calendar year 2022. The final bonuses for each individual were approved by the Compensation Committee and adjusted by the Chief Executive Officer in his reasonable discretion as described above.

NEO	Final FY22 Annual Cash Bonus Earned

Sara Furber	$1,000,000

Enrico Bruni	$2,088,179

Justin Peterson	$1,350,000

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Executive Compensation

Long-Term Equity Incentives

The main objectives of our long-term equity incentive program are to: (1) incentivize our executives to work toward the achievement of both our short- and long-term performance goals, (2) provide competitive compensation opportunities in order to attract and retain key individuals, (3) promote retention of executives through multi-year vesting periods and (4) create strong alignment with stockholders’ interests by fostering an “ownership mentality” among our executives. We believe these objectives are accomplished through the equity compensation program described below.

2019 Omnibus Equity Incentive Plan

Each year the Compensation Committee establishes an aggregate pool for equity awards to be granted to employees for that year. The Compensation Committee then allocates awards under that pool to the Chief Executive Officer (and in 2022, to Messrs. Olesky and Hult) based on the executive’s performance for the prior year. For all other NEOs, the Chief Executive Officer recommends allocations based on the executive’s performance for the prior year, taking into consideration their annual cash bonus amounts for such year. The Compensation Committee reviews and approves such amounts, but has authorized the Chief Executive Officer to make reasonable adjustments following its approval in his reasonable discretion. For 2022, equity awards included performance-based restricted stock units (“PRSUs”) and time-vesting restricted stock units (“RSUs”) under the Tradeweb Markets Inc. 2019 Omnibus Equity Incentive Plan (the “Equity Plan”), the material terms of which are described below.

With respect to the PRSUs, each year the Compensation Committee establishes performance goals for the applicable plan year and the number of PRSUs ultimately earned pursuant to each award is based on the extent to which the performance goals are achieved (the “Performance Modifier”). The Performance Modifier is based on Company performance for the calendar year of the year of grant. Once the Performance Modifier (and therefore, the number of shares ultimately eligible to be earned) is determined, there is a two-year additional time-vesting period, with the final vesting date being on January 1 following the third calendar year in which the award is first outstanding. The Performance Modifier is applied to all vested PRSUs at the time of settlement, which occurs on the first trading day following vesting of the award.

The Performance Modifier for PRSU grants made in calendar year 2022 was based 50% on constant currency revenue growth and 50% on constant currency Adjusted EBITDA margin. The table below displays the relevant goals for calendar year 2022, and the potential Performance Modifier based on achievement of these goals, which ranged from 0% to 200%. The performance goals applicable to the 2022 PRSUs are the same as the performance goals established for purposes of determining Messrs. Olesky and Hult’s annual cash bonuses for calendar year 2022, except with respect to the level of performance achieved. This is because we believe that constant currency Adjusted EBITDA margin and constant currency revenue growth are important metrics to measure the underlying performance of the business and therefore relevant for purposes of establishing performance goals for executive compensation. We strive in all cases to establish rigorous performance goals for the Company to motivate executives and drive performance above budget. The maximum performance goals for PRSUs were set at a level that represented significant outperformance versus budget, while thresholds were set at a level that still represented meaningful year-over-year growth. In 2022, these performance goals were set based on a one-year period to ensure executives were motivated on a year-to-year basis. Please see “—Fiscal 2023 Compensation Decisions” for more information regarding changes to our long-term equity incentive program, including the award of equity grants to certain executive officers, including our NEOs, that have a three-year performance period.

Level of Performance Achieved	Constant Currency Revenue Growth (50% of Performance Modifier)	Constant Currency EBITDA Margin (50% of Performance Modifier)	Payout as a Percentage of Target PRSUs(1)

Threshold	7%	48.3%	0%

Target	13%	51.8%	100%

Maximum	16%	52.3%	200%

(1)

For actual performance achieved between goals, payout as a percentage of target PRSUs is calculated on a straight-line interpolation basis between threshold, target, and maximum performance, as applicable.

2023 PROXY STATEMENT	37

Executive Compensation

Based on 2022 performance, as confirmed by the Compensation Committee, the Company achieved constant currency revenue growth of 14.0% and constant currency Adjusted EBITDA margin of 51.96%, resulting in a Performance Modifier of 129.2% for the 2022 PRSUs.

PRSUs granted to the NEOs are settled exclusively in Class A common stock, less any withholding and employment taxes associated with the settlement of the PRSUs. In addition, the PRSUs accumulate dividend equivalent rights in respect of any dividends paid on Class A common stock (on a one Class A common stock to one PRSU basis) from January 1 of the applicable calendar year in which the relevant award was granted through the relevant vesting date. To the extent the PRSUs that gave rise to any dividend equivalent right are forfeited upon a termination, those dividend equivalent rights will also be forfeited. Dividend equivalent rights accumulated and not forfeited are added to, and are paid at the same time and in the same form as, payments in respect of the related PRSUs as set forth above.

In addition to PRSUs, the Company also awards RSUs to executives under the Equity Plan. The RSUs vest annually over three years (one-third per year) from the grant date contingent on the executive’s continued employment on the applicable vesting date. The RSUs settle in Class A common stock on the first trading date following the date of vesting and accumulate dividend equivalent rights from the grant date.

The table below sets forth the PRSUs and RSUs granted to the NEOs in 2022. Executives were awarded a grant value by the Compensation Committee, as described above, and the PRSUs and RSUs are awarded based on the closing price of the Class A common stock on the date prior to the grant date. The number of PRSUs included in the table below are based on a 100% Performance Modifier, which was the target achievement at the time of grant. We believe that the mix of PRSUs and RSUs granted to our NEOs directly correlates to our compensation objectives and philosophy. By linking the Performance Modifier to important metrics of Company business performance, the NEOs’ interests are aligned with those of stockholders to drive revenue and margin growth.

NEO	2022 PRSUs(1)	Value of PRSUs at Time of Grant(2)	2022 RSUs(1)		Value of RSUs at Time of Grant(2)		Aggregate Value of PRSUs and RSUs at Time of Grant(2)

Lee Olesky	28,898	$2,420,000	116,656	(3)	$8,096,000	(3)	$10,516,000	(3)

Sara Furber	13,732	$1,150,000	13,732		$1,150,000		$2,300,000

Billy Hult	24,202	$2,026,750	25,963		$2,174,150		$4,200,900

Enrico Bruni	11,046	$925,000	11,046		$925,000		$1,850,000

Justin Peterson	9,613	$805,000	9,613		$805,000		$1,610,000

(1)

2022 PRSUs and RSUs were granted based on a price of $83.74, which was the closing price of the Class A common stock on the trading day prior to the grant date, except as noted in footnote 3 to this table.

(2)

Grant values shown above will be different from the values shown in the Summary Compensation Table and Grants of Plan-Based Awards tables, which present value based on the fair value on grant date in accordance with FASB ASC Topic 718 and reflect rounding differences in the number of PRSUs and RSUs granted.

(3)	Includes the CEO Substitution Award, which was granted based on a price of $64.21, as described below.

In addition to the Company’s annual grants made in March 2022, on December 14, 2022, the Compensation Committee approved a grant to Mr. Olesky of RSUs with a grant date fair value of $5.5 million under the Equity Plan (the “CEO Substitution Award”). The CEO Substitution Award was granted based on a price of $64.21, which was the closing price of the Class A common stock on the trading day prior to the grant date. The CEO Substitution Award would typically have been awarded in March 2023 and is based on fiscal year 2022 performance. The Company has historically granted Mr. Olesky and other executive officers equity awards in March of each year, based on the Company’s and the executive’s performance for the prior year. This award was granted three months earlier to align with timing of his retirement as Chief Executive Officer at the end of 2022. The CEO Substitution Award is subject to the same terms and conditions as prior RSU grants to Mr. Olesky, including the treatment of the RSUs in connection with his retirement. The CEO Substitution Award will vest annually over three years (one-third per year) on the first, second and third anniversaries of January 1, 2023.

The PRSUs and RSUs awarded to our NEOs provide for accelerated vesting upon the occurrence of certain events, such as certain terminations of employment or a change in control, as described below in the section titled “Executive Compensation Tables — Potential Payments upon Termination or Change in Control.” For a description of PRSUs and RSUs held by NEOs that were outstanding under the Equity Plan as of the end of 2022, see the table titled “Executive Compensation Tables — Outstanding Equity Awards at Fiscal Year-End.”

38	TRADEWEB

Executive Compensation

Legacy Equity Plans—Options and PRSUs

Each NEO (other than Ms. Furber) holds awards under the Amended and Restated Tradeweb Markets Inc. 2018 Share Option Plan (previously the TWM LLC 2018 Share Option Plan, which is a pre-IPO plan that was amended and restated at the time of our IPO) (the “Option Plan”).

Prior to our IPO, each NEO (other than Ms. Furber) was granted options to purchase Class A common stock (the “Options”) under the Option Plan which vested based on continued employment and achievement of Company performance goals through the end of 2021. The Options all fully vested in the beginning of 2022 following the determination of 2021 performance.

In addition, each NEO (other than Ms. Furber) was granted PRSUs in 2019 under the Amended & Restated Tradeweb Markets Inc. PRSU Plan (previously the TWM LLC PRSU Plan, which is a pre-IPO plan that was amended and restated at the time of our IPO) (the “PRSU Plan”). The PRSUs granted under the PRSU Plan were subject to terms similar to those granted under the Equity Plan, as described above. Outstanding PRSUs granted under the PRSU Plan vested on January 1, 2022 and were fully settled as of January 3, 2022.

Other Benefits and Perquisites

Retirement Plans

The Company maintains a tax-qualified defined contribution plan (the “401(k) Plan”) that provides retirement benefits to employees, including matching contributions. Ms. Furber and each of Messrs. Olesky, Hult and Peterson were eligible to participate in the 401(k) Plan on the same terms as other participating employees in 2022. Mr. Bruni is eligible to participate in the Company’s contributory pension scheme for employees located in Europe on the same terms as other participating employees in 2022.

Perquisites and Other Personal Benefits

The Company provides the NEOs with perquisites and other personal benefits, or an allowance for certain perquisites, that it believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain key individuals. Such perquisites and benefits include (i) financial planning services, (ii) executive life insurance, (iii) group life insurance, (iv) executive long-term disability insurance, (v) excess liability insurance and (vi) reimbursement for annual club membership dues.

Other Matters

Clawbacks

The Company maintains a clawback policy which applies to all executive officers (including the NEOs), certain senior managers and other designated employees of the Company and its subsidiaries. The purpose of the policy is to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The policy provides that, in the event the Company is required to prepare an accounting restatement of its financial statements, the Company will make a reasonable attempt to recover the portion of the incentive compensation that was improperly paid to the officer or other employee during the three most recently completed fiscal years based on the erroneous data. Separately, if it is determined that an officer or other employee covered by the policy has intentionally engaged in misconduct, fraud or other illegal conduct, which contributed to the circumstances requiring an accounting restatement, and the Compensation Committee determines it would be appropriate to seek recovery under the policy, the Company will make a reasonable attempt to recover part or all of the incentive compensation (as described in the policy) that was paid to the relevant officer or other employee during the three most recently completed fiscal years. The Company plans to update its clawback policy in 2023 in consideration of any new listing standard requirements that may be adopted by Nasdaq in 2023.

Securities Trading Policy

To ensure alignment of the interests of our stockholders and executive officers, including our NEOs, as well as compliance with applicable securities laws, the Company’s Securities Trading Policy (i) prohibits all employees from engaging in transactions involving the Company’s stock based on material non-public information or communicating material non-public information to any person who uses that information to purchase or sell Company securities, and (ii) requires directors, executive officers (including the NEOs) and certain other

2023 PROXY STATEMENT	39

Executive Compensation

designated employees (as identified in the Securities Trading Policy) to preclear any trading in Company securities, whether or not during an open trade window (except that such policies shall not apply to the exercise of options not involving a market sale to generate cash to pay the exercise price, the vesting of restricted stock or restricted stock unit awards or transactions in accordance with a previously established trading plan that meets SEC requirements). In addition, as part of our Securities Trading Policy, (i) directors, officers or employees and certain other covered persons (as identified in the Securities Trading Policy), whether or not they possess material non-public information, may not trade in options, warrants, puts, calls or similar instruments on the Company’s securities or engage in short shares, (ii) no directors, officers or employees may engage in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities and (iii) no directors, officers or employees, whether or not in possession of material non-public information, may purchase the Company’s securities on margin, or borrow against any account in which the Company’s securities are held, or pledge the Company’s securities as collateral for a loan, without first obtaining pre-clearance.

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting implications in its executive compensation determinations, although in some cases, other important considerations may outweigh tax or accounting considerations, and the Compensation Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.

Under Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017 (“Section 162(m)”), a publicly held corporation generally is limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees.” The Company has historically taken the position that, as a result of its corporate structure, the deduction limitation imposed by Section 162(m) does not apply to its employees who are employed by TWM LLC or its subsidiaries. However, on December 18, 2020, the Treasury Department released final regulations under Section 162(m) (the “Final Regulations”) that provide that, generally, subject to certain exceptions, when a publicly held corporation (such as the Company) holds a partnership interest (such as our interest in TWM LLC), the corporation must take into account its distributive share of the partnership’s deduction for compensation paid to covered employees of the corporation. These new rules do not apply to compensation that is “grandfathered” under special transition rules for compensation paid in 2020 or that is paid pursuant to a written binding contract that was in effect on December 20, 2019, which is not materially modified or renewed or cancelable by the company after that date. Separately, companies that had an IPO prior to December 2019 can rely on an exception to Section 162(m) for newly public companies (the “Transition Rule”).

By virtue of the Final Regulations, our equity awards granted through 2019 qualified as grandfathered awards, but compensation related to equity awards granted after 2019 and related to future equity awards, along with cash compensation starting in December 2022 (as a result of the Transition Rule), paid to those of our employees considered “covered employees” are subject to the compensation deduction limitations under Section 162(m). While it is only one of many factors, the Compensation Committee considers the impact of Section 162(m) on its compensation arrangements, and it is anticipated that the Compensation Committee will, in its discretion and when it deems appropriate, enter into compensation arrangements with those employees considered “covered employees” under which payments may not be fully deductible under Section 162(m).

40	TRADEWEB

Executive Compensation

Fiscal 2023 Compensation Decisions

Thus far in 2023, the Compensation Committee has approved several items related to the Company’s compensation program.

In January 2023, the Compensation Committee approved a new form of performance-vesting restricted stock unit (“PSU”) award that is earned based upon achievement of the Company’s total shareholder return (“TSR”) over a three-year performance period that begins on January 1, 2023 and ends on December 31, 2025. The PSU awards were granted to the NEOs and certain other executives on March 15, 2023. The Committee believes that the three-year performance period applicable to the PSUs increases the alignment of the executives’ interests with stockholders to incentivize long-term value creation. The TSR targets for the 2023 PSU grants, and the applicable Performance Modifier based on achievement of those targets, are as follows:

Performance Level	Cumulative Absolute TSR for the Performance Period(1)	TSR Performance Modifier(1)

Maximum	Equal to or Greater Than 50%	250%

Target	Equal to 30%	100%

Threshold	Equal to 15%	50%

Below Threshold	Less than 15%	0%

(1)	For achievement between Maximum, Target and Threshold performance levels, the TSR Performance Modifier will be determined based on straight-line interpolation between such integers.

In February 2023, the terms of Mr. Hult’s compensation in his role as Chief Executive Officer, including the amendment and restatement of his existing employment agreement, and Mr. Pluta’s compensation in his role as President, each effective as of January 1, 2023, were determined, as set forth in more detail in Item 9B. Other Information of the Company’s Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 24, 2023. Mr. Hult’s compensation package as Chief Executive Officer reflects an increased percentage of his compensation being in the form of equity compensation (including PSUs with the three-year performance period as described above) vs. cash compensation as compared to his compensation in prior years (75% equity compensation and 25% cash compensation in 2023). Of Mr. Hult’s total target compensation awarded in 2023, 69% is performance-based. In addition, the annual cash bonus for the Chief Executive Officer for 2023 will be based on constant currency revenue growth (50%) and constant currency adjusted EBITDA margin (50%) and the maximum payout level was decreased to 150% (from 225% in 2022).

Also, in January 2023, the Compensation Committee approved certain other compensation items related to the executive compensation program. With respect to equity compensation, the Compensation Committee determined that the Performance Modifier applicable to PRSUs awarded in fiscal 2023 and scheduled to vest on January 1, 2026 will be determined based on constant currency revenue growth (50%) and constant currency adjusted EBITDA margin (50%). In addition, in an effort to increase alignment with stockholder interests, the maximum payout level for the Performance Modifier was increased to 250% (from 200% in 2022). With respect to cash compensation, the Compensation Committee determined that the annual cash bonus pool for employees other than the Chief Executive Officer for 2023 will be determined based on constant currency revenue growth.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors, reviewed and had the opportunity to discuss with management the Compensation Discussion and Analysis set forth above and, based upon our review, we recommended to the Board that the Compensation Discussion and Analysis be included in this report. This report is provided by the following members of the Board, who compose the Compensation Committee.

Jacques Aigrain, Chairperson

John Finley

Scott Ganeles

Paula Madoff

2023 PROXY STATEMENT	41

Executive Compensation

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid to the NEOs that is attributable to services performed during fiscal years 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Lee Olesky Chairman of the Board, Former Chief Executive Officer(5)	2022	770,000	—	10,515,830	6,040,100	44,317	17,370,247
	2021	770,000	—	4,399,913	9,562,500	39,154	14,771,567
	2020	770,000	—	3,999,956	7,500,000	43,038	12,312,994

Sara Furber Chief Financial Officer(6)	2022	500,000	1,000,000	2,299,835	—	16,410	3,816,245
	2021	159,295	800,000	3,946,830	—	210	4,906,335

Billy Hult Chief Executive Officer, Former President(7)	2022	660,000	—	4,200,817	5,329,500	44,089	10,234,406
	2021	660,000	—	3,684,862	8,437,500	43,417	12,825,779
	2020	660,000	—	3,349,972	6,700,000	44,700	10,754,672

Enrico Bruni Managing Director, Head of Europe and Asia Business(8)	2022	412,770	2,088,179	1,849,984	—	48,005	4,398,938
	2021	384,750	1,946,427	1,399,992	—	45,201	3,776,370
	2020	382,890	1,837,500	1,249,982	—	44,277	3,514,649

Justin Peterson Chief Technology Officer	2022	400,000	1,350,000	1,609,985	—	38,031	3,398,016
	2021	375,000	1,350,000	1,299,951	—	37,333	3,062,284
	2020	300,000	1,210,000	999,970	—	37,423	2,547,393

(1)	Ms. Furber and Messrs. Bruni and Peterson each received an annual bonus in respect of 2022 as described above in the section titled “Fiscal 2022 Compensation Program in Detail—Annual Cash Bonuses.”

(2)

The amounts included in the “Stock Awards” column represent the grant date fair value of PRSU awards and RSU awards computed in accordance with FASB ASC Topic 718. Details and assumptions used in calculating the grant date fair value of the PRSU and RSU awards may be found in Note 13—Stock-Based Compensation Plans to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The grant date fair value of PRSU awards included in this column for each executive is based on target performance. The table below sets forth the grant date fair value of the PRSUs based on both target and maximum performance. Following finalization of the Company’s audited financials for the fiscal year ended December 31, 2022, a Performance Modifier of 129.2% was confirmed as having been achieved for the PRSUs granted in 2022.

NEO	PRSU Grant Date Fair Value Based on Target Achievement ($)	PRSU Grant Date Fair Value Based on Maximum Achievement ($)

Lee Olesky	2,419,919	4,839,837

Sara Furber	1,149,918	2,299,835

Billy Hult	2,026,675	4,053,351

Enrico Bruni	924,992	1,849,984

Justin Peterson	804,993	1,609,985

(3)

The amounts included in the “Non-Equity Incentive Plan Compensation” column reflect Messrs. Olesky and Hult’s earned annual performance bonuses, which amounts are based on performance goals set by the Compensation Committee as described above in the section titled “Fiscal 2022 Compensation Program in Detail—Annual Cash Bonuses,” and to which they are entitled pursuant to their respective employment agreements.

(4)

The amounts included in the “All Other Compensation” column for 2022 represent (A) for all executives other than Mr. Bruni, (i) financial planning services (other than Ms. Furber), (ii) executive life insurance, (iii) group life insurance, (iv) matching contributions to the Company’s 401(k) plan, (v) executive long-term disability insurance, (vi) excess liability insurance (other than Mr. Hult and Ms. Furber), and (vii) for Mr. Olesky and Mr. Hult, annual club membership dues; (B) for Mr. Bruni, (i) annual club membership dues and (ii) contributions to and payments in respect of a contributory pension scheme in which he participates in an amount equal to $41,277 in the aggregate. The value of any dividend equivalent rights accrued in respect of RSU and PRSU grants to the NEOs are not included in the “All Other Compensation” column because those amounts were factored into the grant date fair value for the relevant RSU and PRSU grants.

(5)	Mr. Olesky served as Chief Executive Officer of the Company during 2022, retiring from the position effective as of December 31, 2022. He continues to hold the role of Chairman of the Board.

42	TRADEWEB

Executive Compensation

(6)	Ms. Furber was appointed as Chief Financial Officer of the Company effective as of September 7, 2021.

(7)	Mr. Hult served as President of the Company during 2022. Effective as of January 1, 2023, Mr. Hult succeeded Mr. Olesky as Chief Executive Officer of the Company.

(8)	Amounts included in the “Salary,” “Bonus” and “All Other Compensation” columns for Mr. Bruni for 2022 were received in pounds and are reflected in U.S. dollars based on a conversion rate of 1.3759.

Grants of Plan-Based Awards

The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2022.

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Committee Approval Date	Award Type		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)

Lee Olesky			2022 Cash Bonus		0	4,675,000	10,518,750	—	—	—	—	—
	3/15/2022	1/20/2022	2022 PRSU		—	—	—	0	28,898	57,796	—	2,419,919
	3/15/2022	1/20/2022	2022 RSU		—	—	—	—	—	—	31,000	2,595,940
	12/15/2022	12/14/2022	2022 RSU	(5)	—	—	—	—	—	—	85,656	5,499,972

Sara Furber	3/15/2022	1/20/2022	2022 PRSU		—	—	—	0	13,732	27,464	—	1,149,918
	3/15/2022	1/20/2022	2022 RSU		—	—	—	—	—	—	13,732	1,149,918

Billy Hult			2022 Cash Bonus		0	4,125,000	9,281,250	—	—	—	—	—
	3/15/2022	1/20/2022	2022 PRSU		—	—	—	0	24,202	48,404	—	2,026,675
	3/15/2022	1/20/2022	2022 RSU		—	—	—	—	—	—	25,963	2,174,142

Enrico Bruni	3/15/2022	1/20/2022	2022 PRSU		—	—	—	0	11,046	22,092	—	924,992
	3/15/2022	1/20/2022	2022 RSU		—	—	—	—	—	—	11,046	924,992

Justin Peterson	3/15/2022	1/20/2022	2022 PRSU		—	—	—	0	9,613	19,226	—	804,993
	3/15/2022	1/20/2022	2022 RSU		—	—	—	—	—	—	9,613	804,993

(1)

Represents the target amounts payable for each of Messrs. Olesky and Hult in respect of their annual cash bonus opportunity based on performance goals set by the Compensation Committee as described above in the section titled “Fiscal 2022 Compensation Program in Detail—Annual Cash Bonuses,” and to which they are entitled pursuant to their respective employment agreements.

(2)

Represents the PRSUs granted to the NEOs under the Equity Plan in 2022, including the target number of shares to be awarded and the maximum number of shares to be awarded in the event of a 200% Performance Modifier, as further described above in the section titled “Fiscal 2022 Compensation Program in Detail—Long-Term Equity Incentives.”

(3)	Represents RSUs granted under the Equity Plan, as further described above in the section titled “Fiscal 2022 Compensation Program in Detail—Long-Term Equity Incentives.”

(4)

The amounts included in this column represent the grant date fair value of PRSU and RSU awards computed in accordance with FASB ASC Topic 718. Details and assumptions used in calculating the grant date fair value of the PRSU and RSU awards may be found in Note 13—Stock-Based Compensation Plans to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The grant date fair value of PRSU awards included in this column for each executive is based on target performance.

(5)	Represents the CEO Substitution Award.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with our Named Executive Officers

Messrs. Olesky and Hult are each party to an employment agreement with TWM LLC. Ms. Furber is party to an offer letter with the Company. Mr. Bruni is party to an employment agreement with Tradeweb Europe Ltd (“TW Europe”). Mr. Peterson is not party to an employment agreement.

2023 PROXY STATEMENT	43

Executive Compensation

Mr. Olesky—Former Chief Executive Officer

TWM LLC is party to an employment agreement with Mr. Olesky for the position of Chief Executive Officer of TWM LLC. For as long as Mr. Olesky served as Chief Executive Officer, he was entitled to be a member of the Board. Mr. Olesky’s employment agreement provides for one-year terms with automatic one-year extensions unless either TWM LLC or Mr. Olesky provides written notice of intent not to renew at least 90 days prior to the expiration of the then-applicable term. He was entitled to a base salary of $770,000 per year, subject to increase at the discretion of the Board and/or the compensation committee of the Board. Mr. Olesky was also eligible to participate in an annual bonus plan, described above in the section titled “Fiscal 2021 Compensation Program in Detail—Annual Cash Bonuses.” Mr. Olesky was also entitled to participate in TWM LLC’s executive employee benefit plans, including its equity-based plans, and was entitled to six weeks of paid vacation annually.

Mr. Olesky’s employment agreement subjects Mr. Olesky to the following restrictive covenants: (i) non-solicitation of employees of TWM LLC and non-interference with customers and clients of TWM LLC during employment and the Non-Solicitation Period (as defined below); (ii) non-competition during employment and the CEO Non-Competition Period (as defined below); and (iii) perpetual non-disclosure of confidential information. The “CEO Non-Competition Period” means (x) in the event of a termination without Cause or resignation for Good Reason (each as defined in his employment agreement), eighteen months following termination; and (y) in the event of a termination for any other reason, twelve months following termination; provided, that, in the event Mr. Olesky resigned without Good Reason, Mr. Olesky’s service as a non-executive director or in a similar capacity with respect to a Restricted Enterprise (as defined in his employment agreement) is not deemed to be a violation of the noncompetition restriction, unless the Restricted Enterprise is ICAP, MarketAxess, IHS Markit or Bloomberg, in which case such service is not permitted for six months following termination. The “Non-Solicitation Period” means, (x) in the event of a termination without Cause or resignation for Good Reason, eighteen months following termination; and (y) in the event of a termination for any other reason, twelve months following termination. Mr. Olesky’s employment agreements also provides for benefits upon certain terminations of employment, including his retirement as described below under the section titled “Potential Payments upon Termination or Change in Control.”

Mr. Olesky retired effective as of December 31, 2022, and continues to serve as Chairman of the Board.

Mr. Hult— Chief Executive Officer and former President

TWM LLC was party to an employment agreement with Mr. Hult for his position of President of TWM LLC (the “Prior Hult Agreement”). Pursuant to the Prior Hult Agreement, Mr. Hult was entitled to a base salary of $660,000 per year, subject to increase at the discretion of the Board and/or the compensation committee of the Board. Mr. Hult was also eligible to participate in an annual bonus plan, as described above in the section titled “Fiscal 2022 Compensation Program in Detail—Annual Cash Bonuses.” Mr. Hult was also entitled to participate in TWM LLC’s executive employee benefit plans, including equity-based plans, and entitled to six weeks of paid vacation annually.

On February 21, 2023, TWM LLC entered into a new employment agreement with Mr. Hult in connection with his appointment to Chief Executive Officer which amended and restated the Prior Hult Agreement in its entirety. Mr. Hult’s current employment agreement provides for an initial three-year term, with automatic annual renewals for additional one-year terms unless either party provides 90 days prior notice of termination. Pursuant to the employment agreement, Mr. Hult is entitled to an annual base salary of $750,000 and is eligible for an annual bonus with a target bonus opportunity equal to 300% of his annual base salary, subject to his employment on the last date of the calendar year, each effective as of January 1, 2023. The annual bonus will be based upon Company performance and other criteria for such fiscal year as determined by the Board or the Compensation Committee of the Board in consultation with Mr. Hult. In addition, Mr. Hult will be entitled to: (1) participate in such health and other group insurance and other employee benefit plans and programs of the Company as in effect from time to time on the same basis as other similarly situated senior executives of the Company, (2) six weeks’ vacation per year, and (3) reimbursement for an amount up to $30,000 for reasonable, documented legal fees and related expenses incurred in connection with the negotiation of the agreement, net of withholding taxes.

Mr. Hult’s employment agreement also includes the following restrictive covenants: (1) perpetual nondisclosure of confidential information, (2) noncompetition during his employment as well as (A) the 24-month period after a “Qualifying Termination” (as defined below under the section titled “Potential Payments upon Termination or Change in Control”) and (B) the 12-month period after his termination of employment for any

44	TRADEWEB

Executive Compensation

other reason (the “Restriction Period”); (3) nonsolicitation of employees, customers and clients during the Restriction Period; and (4) mutual nondisparagement following Mr. Hult’s termination.

Mr. Hult’s employment agreement provides for severance upon certain terminations of employment, as described below under the section titled “Potential Payments upon Termination or Change in Control.”

Ms. Furber—Chief Financial Officer

Ms. Furber is party to an offer letter with the Company pursuant to which she was entitled to guaranteed total compensation for the 2021 calendar year in a minimum annualized amount equal to $3,500,000, including base salary, cash bonus and a grant of equity (including in consideration of forfeiture of equity from her prior employer). Ms. Furber is entitled to bonuses in future years in the Company’s discretion, and is also entitled to standard employee benefits. Ms. Furber is also subject to covenants of nondisclosure of confidential information, noncompetition and nonsolicitation.

Mr. Bruni—Managing Director, Head of Europe and Asia Business

Mr. Bruni is party to an employment agreement with TW Europe, dated as of November 27, 2002. Mr. Bruni’s employment agreement provides for base salary (to be reviewed annually), eligibility to participate in bonus schemes as determined by the Company, membership in the company’s contributory pension scheme and membership in additional employee benefit plans. Mr. Bruni is entitled to four weeks’ notice prior to a termination without cause, plus an additional week’s notice for each year of employment in excess of two years, up to a maximum of 12 weeks’ notice. TW Europe is permitted to make a payment of his basic salary in lieu of notice. The severance entitlement in Mr. Bruni’s employment agreement is superseded by the Company’s executive severance policy, as described below under the section titled “Potential Payments upon Termination or Change in Control—Severance Policy.” Mr. Bruni is also subject to restrictive covenants in his equity award agreements granting him PRSUs and RSUs including non-competition and non-solicitation of clients and employees during the one-year period following his termination.

Award Grants Under the Equity Plan

As described in detail above in the section titled “Fiscal 2022 Compensation Program in Detail—Long-Term Equity Incentives,” at a Compensation Committee meeting on January 20, 2022, the Compensation Committee approved equity awards in the form of PRSUs and RSUs to the NEOs, to be granted on March 15th following finalization of the Company’s audited financials for 2022. With respect to grants approved for the NEOs other than Messrs. Olesky and Hult, the Committee approved the grants and authorized Mr. Olesky to adjust the value of such awards in his reasonable discretion. In connection with these grants, as described above, the number of shares subject to each award was calculated based on a price of $83.74, which was the closing price of the Class A common stock on the trading day prior to the grant date of March 15, 2022. In 2022, the Compensation Committee also approved and Mr. Olesky also received the CEO Substitution Award, as described in detail above in the section titled “Fiscal 2022 Compensation Program in Detail—Long-Term Equity Incentives.”

2023 PROXY STATEMENT	45

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards held by each of the NEOs as of the fiscal year ended December 31, 2022.

Name	Year of Grant	Number of securities underlying unexercised options exercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(1) ($)

Lee Olesky	2018	691,417	(2)	20.59	10/26/2028	—		—
	2020	—		—	—	120,057	(3)	7,795,301	(4)
	2021	—		—	—	79,107	(5)	5,136,418	(4)
	2022	—		—	—	153,992	(6)	9,998,701	(4)

Sara Furber	2021	—		—	—	33,779	(7)	2,193,270	(8)
	2022	—		—	—	31,473	(9)	2,043,542	(8)

Billy Hult	2018	352,900		20.59	10/26/2028	—		—
	2020	—		—	—	100,548	(10)	6,528,582	(11)
	2021	—		—	—	66,251	(12)	4,301,677	(11)
	2022	—		—	—	57,231	(13)	3,716,009	(11)

Enrico Bruni	2018	167,754		20.59	10/26/2028	—		—
	2020	—		—	—	37,518	(14)	2,436,044	(15)
	2021	—		—	—	25,171	(16)	1,634,353	(15)
	2022	—		—	—	25,317	(17)	1,643,833	(15)

Justin Peterson	2018	43,550		20.59	10/26/2028	—		—
	2020	—		—	—	30,014	(18)	1,948,809	(19)
	2021	—		—	—	21,574	(20)	1,400,800	(19)
	2022	—		—	—	22,032	(21)	1,430,538	(19)

(1)	Based on the per-share closing market price of the Company’s common stock on December 31, 2022, which was $64.93.

(2)	Includes 138,164 options transferred by Mr. Olesky to The Lee Olesky 2019 Family Trust U/A/D March 21, 2019 (“The Family Trust”). Mr. Olesky and his wife are the co-trustees of The Family Trust.

(3)	Represents (i) 102,906 PRSUs that vested on January 1, 2023, and (ii) 17,151 RSUs that vested on March 17, 2023.

(4)

Mr. Olesky has accrued dividend equivalent rights in respect of his grants of PRSUs and RSUs valued (i) $113,883 for 2020 awards, (ii) $49,046 for 2021 awards, and (iii) $19,388 for 2022 awards. These dividend equivalent rights are to be paid at the time the underlying award settles.

(5)	Represents (i) 59,330 PRSUs which will vest on January 1, 2024, and (ii) 19,777 RSUs which will vest (or vested) in equal installments on March 15th of each of 2023 and 2024.

(6)

Represents (i) 37,336 PRSUs which will vest on January 1, 2025, (ii) 31,000 RSUs which will vest (or vested) in equal installments on March 15 of each of 2023, 2024 and 2025, and (iii) 85,656 RSUs which will vest in equal installments on January 1 of each of 2024, 2025, and 2026. PRSUs reflect the number of shares to be awarded based on a 129.2% Performance Modifier.

(7)

Represents (i) 8,540 PRSUs which will vest on January 1, 2024 and (ii) 16,672 RSUs, which will vest on March 31, 2023, (iii) 4,948 RSUs, which will vest on March 31, 2024, and (iv) 3,619 RSUs, which will vest on March 31, 2025.

(8)

Ms. Furber has accrued dividend equivalent rights in respect of her grants of PRSUs and RSUs valued (i) $13,512 for 2021 awards and (ii) $8,973 for 2022 awards. These dividend equivalent rights are to be paid at the time the underlying award settles.

(9)

Represents (i) 17,741 PRSUs which will vest on January 1, 2025, and (ii) 13,732 RSUs which will vest (or vested) in equal installments on March 15th of each of 2023, 2024 and 2025, subject in each case to continued employment on each applicable vesting date. PRSUs reflect the number of shares to be awarded based on a 129.2% Performance Modifier.

(10)	Represents (i) 86,184 PRSUs that vested on January 1, 2023, and (ii) 14,364 RSUs that vested on March 17, 2023.

(11)

Mr. Hult has accrued dividend equivalent rights in respect of his grants of PRSUs and RSUs valued (i) $95,377 for 2020 awards, (ii) $41,076 for 2021 awards, and (iii) $16,237 for 2022 awards. These dividend equivalent rights are to be paid at the time the underlying award settles.

46	TRADEWEB

Executive Compensation

(12)

Represents (i) 49,688 PRSUs which will vest on January 1, 2024, and (ii) 16,563 RSUs which will vest (or vested) in equal installments on March 15th of each of 2023 and 2024, subject in each case to continued employment on each applicable vesting date.

(13)

Represents (i) 31,268 PRSUs which will vest on January 1, 2025, and (ii) 25,963 RSUs which will vest (or vested) in equal installments on March 15th of each of 2023, 2024 and 2025, subject in each case to continued employment on each applicable vesting date. PRSUs reflect the number of shares to be awarded based on a 129.2% Performance Modifier.

(14)	Represents (i) 32,158 PRSUs that vested on January 1, 2023, and (ii) 5,360 RSUs that vested on March 17, 2023.

(15)

Mr. Bruni has accrued dividend equivalent rights in respect of his grants of PRSUs and RSUs valued (i) $35,588 for 2020 awards, (ii) $15,606 for 2021 awards, and (iii) $7,218 for 2022 awards. These dividend equivalent rights are to be paid at the time the underlying award settles.

(16)

Represents (i) 18,878 PRSUs which will vest on January 1, 2024, and (ii) 6,293 RSUs which will vest (or vested) in equal installments on March 15th of each of 2023 and 2024, subject in each case to continued employment on each applicable vesting date.

(17)

Represents (i) 14,271 PRSUs which will vest on January 1, 2025, and (ii) 11,046 RSUs which will vest (or vested) in equal installments on March 15th of each of 2023, 2024 and 2025, subject in each case to continued employment on each applicable vesting date. PRSUs reflect the number of shares to be awarded based on a 129.2% Performance Modifier.

(18)	Represents (i) 25,726 PRSUs that vested on January 1, 2023, and (ii) 4,287 RSUs that vested on March 17, 2023.

(19)

Mr. Peterson has accrued dividend equivalent rights in respect of his grants of PRSUs and RSUs valued (i) $28,470 for 2020 awards, (ii) $13,268 for 2021 awards, and (iii) $6,281 for 2022 awards. These dividend equivalent rights are to be paid at the time the underlying award settles.

(20)

Represents (i) 14,832 PRSUs which will vest on January 1, 2024, and (ii) 6,742 RSUs which will vest (or vested) in equal installments on March 15th of each of 2023 and 2024, subject in each case to continued employment on each applicable vesting date.

(21)

Represents (i) 12,419 PRSUs which will vest on January 1, 2025, and (ii) 9,613 RSUs which will vest (or vested) in equal installments on March 15 of each of 2023, 2024 and 2025, subject in each case to continued employment on each applicable vesting date. PRSUs reflect the number of shares to be awarded based on a 129.2% Performance Modifier.

Options Exercised and Stock Vested

The following table summarizes the option exercises and stock vested by each of the NEOs during the fiscal year ended December 31, 2022.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)(3)

Lee Olesky	292,158	18,913,535	330,582	32,801,126

Sara Furber	—	—	19,384	1,720,330

Billy Hult	100,000	7,060,570	275,933	27,377,877

Enrico Bruni	—	—	53,274	5,239,360

Justin Peterson	55,000	2,521,053	43,477	4,266,496

(1)

This column represents the value realized upon exercise of options during 2022, which was calculated based on the difference between the market price of Class A common stock at the time of exercise and the exercise price of the option.

(2)

This column represents shares in respect of PRSUs and RSUs settled in 2022, including dividends accrued and paid in shares. The total net after-tax number of shares of Class A common stock received from the vesting and settlement of the PRSUs was 137,036 for Mr. Olesky, 114,585 for Mr. Hult, 23,701 for Mr. Bruni and 17,417 for Mr. Peterson. Ms. Furber did not have PRSUs that vested in 2022. The total net after-tax number of shares of Class A common stock received from the vesting and settlement of the RSUs was 12,155 for Mr. Olesky, 9,824 for Ms. Furber, 10,179 for Mr. Hult, 4,532 for Mr. Bruni and 3,440 for Mr. Peterson.

(3)	The amounts in this column represent the aggregate dollar value realized upon settlement of PRSUs and RSUs in 2022.

Potential Payments upon Termination or Change in Control

Severance under Employment Agreements

Pursuant to the terms of their employment agreements, each of Messrs. Olesky and Hult are entitled to receive certain payments or benefits in connection with certain termination events.

Pursuant to his employment agreement, in connection with his retirement on December 31, 2022, Mr. Olesky is entitled to continuation of healthcare benefits generally provided to senior executive officers, including employee contributions, until Mr. Olesky reaches age 65, or, if not permitted by applicable law, private health insurance on substantially similar terms and conditions.

2023 PROXY STATEMENT	47

Executive Compensation

Pursuant to the Prior Hult Agreement, if (i) Mr. Hult was terminated by TWM LLC without “Cause”, (ii) Mr. Hult resigned for Good Reason (as such terms are defined in the Prior Hult Agreement), or (iii) TWM LLC elected not to renew Mr. Hult’s employment agreement prior to any renewal term and Mr. Hult’s employment agreement and employment was terminated, Mr. Hult would have been entitled to the following, subject in each case to his execution of a release of claims and continued compliance with restrictive covenants: (A) continuation of his base salary for eighteen months following termination, (B) the average annual bonus earned by him for the two calendar years ending immediately prior to the year of termination, payable in equal installments over eighteen months, (C) a pro rata bonus for the year of termination based on actual TWM LLC performance for the year of termination, payable at the time when bonuses are otherwise paid, (D) continuation of healthcare benefits for eighteen months and (E) any earned but unpaid base salary, accrued vacation pay and unreimbursed business expenses and other benefits payable in accordance with TWM LLC policies. Pursuant to Mr. Hult’s new amended and restated employment agreement, effective as of January 1, 2023, he is entitled to the following if he is terminated without Cause or as a result of a Company nonrenewal of the employment agreement, or if he resigns for Good Reason (as such terms are defined in his employment agreement) (each, a “Qualifying Termination”): (1) cash severance equal to two times the sum of (A) his base salary at the rate in effect immediately prior to the date of termination and (B) the average annual bonus earned by Mr. Hult for the two calendar years ending immediately prior to the year of termination (the “Severance Amount”), payable in equal installments on the Company’s regular payroll dates occurring during the 24-month period following the date of termination (such period, the “Severance Period”), (2) a prorated bonus for the year of termination based on the actual performance of the Company for the full year (the “Prorated Bonus”), (3) any earned but unpaid annual bonus for the prior completed fiscal year of the Company (the “Earned Bonus”) and (4) subject to Mr. Hult’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and his payment of premiums associated with such coverage, reimbursement for the same portion of the premium costs of continued health benefits for Mr. Hult and his covered dependents that the Company pays in respect of an active employee electing equivalent coverage, on a monthly basis (“Medical Benefit Continuation”) for the Severance Period, or through such earlier date on which COBRA coverage for Mr. Hult and his covered dependents terminates in accordance with COBRA.

In addition, if a Qualifying Termination occurs during the three-month period preceding or the twelve-month period following the date of a Change in Control (as defined in the Equity Plan), Mr. Hult will be entitled to the following: (1) cash severance equal to two and one-half times the sum of (A) his base salary at the rate in effect immediately prior to the date of termination and (B) the average annual bonus earned by Mr. Hult for the two calendar years ending immediately prior to the year of termination (the “CIC Severance Amount”), payable in equal installments on the Company’s regular payroll dates occurring during the 30-month period following the date of termination (such period, the “CIC Severance Period”), (2) the Prorated Bonus, (3) the Earned Bonus and (4) the Medical Benefit Continuation for the CIC Severance Period, or through such earlier date on which COBRA coverage for Mr. Hult and his covered dependents terminates in accordance with COBRA (the “CIC Medical Benefit Continuation”). To the extent either the Medical Benefit Continuation or CIC Medical Benefit Continuation, as applicable, result in Mr. Hult receiving continuation coverage beyond what COBRA requires, the Company’s obligation under the employment agreement will be satisfied by paying to Mr. Hult on a monthly basis the same amount that it was paying immediately prior to the cessation of the statutory COBRA continuation coverage period.

Mr. Hult’s entitlement to the Severance Amount or CIC Severance Amount, as applicable, the Prorated Bonus and the Medical Benefit Continuation or CIC Medical Benefit Continuation, as applicable, will in each case be subject to Mr. Hult’s execution and nonrevocation of a release of claims and his continued compliance with the restrictive covenants set forth in the employment agreement.

Pursuant to each of Messrs. Olesky’s and each of Mr. Hult’s employment agreements, in the event that any of the payments or benefits provided by TWM LLC or any affiliate to TWM LLC (whether pursuant to the terms of the employment agreements or any equity compensation or other agreement with the Company or any affiliate) would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then such Parachute Payments to be made to Messrs. Olesky and Hult shall be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into

48	TRADEWEB

Executive Compensation

account the applicable federal, state and local income taxes and the Excise Tax, results in the executive’s receipt, on an after-tax basis, of the greatest economic benefit under the employment agreements, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax. If a reduction in the Parachute Payment is necessary, then the reduction shall occur in accordance with the terms of the relevant employment agreement.

Severance Policy

Each of the NEOs (other than Messrs. Olesky and Hult) is entitled to severance payments and benefits pursuant to a severance policy maintained by the Company for certain executive officers. In the event of a termination without cause, the executives are entitled to (i) continuation of their base salary for twelve months following termination, (ii) a payment equal to the sum of (A) their highest annual bonus received in respect of the two most recent calendar years completed prior to their termination, paid at the time bonuses are generally paid to senior executives (the “Reference Bonus Amount”), and (B) the Reference Bonus Amount prorated for the number of days worked during the calendar year preceding the date of termination, paid at the time when annual bonuses are paid generally to senior executives, and (iii) for all NEOs other than Mr. Bruni, reimbursement, on a monthly basis, for the excess costs of continued health benefits for the executive and the executive’s covered dependents under COBRA for one year following termination, or until such earlier date on which COBRA coverage terminates in accordance with COBRA. The severance policy is intended to supersede any notice provisions under Mr. Bruni’s employment agreement. Payment of the severance payments and benefits described above is subject to the applicable NEO’s execution of a release of claims.

Severance under Equity Awards

Options

Each of our NEOs (other than Ms. Furber) was granted pre-IPO Options under the Option Plan (described above under the section titled “Fiscal 2022 Compensation Program in Detail—Long-Term Equity Incentives”). As of the date hereof, all Options are fully vested. If a participant is terminated for Cause (as defined in the Option Plan) or is in breach of a restrictive covenant in favor of the Company, the Option will be terminated. Upon the termination of the participant’s employment for any reason other than Cause, vested Options will remain outstanding and exercisable for (i) in the case of the participant’s resignation without Good Reason (as defined in the Option Plan), 45 days following the date of resignation, (ii) in the case of a termination of the participant’s employment by the Company without Cause or by the participant for Good Reason, the ninety day period following the date of termination, or (iii) in the case of a termination of the participant’s employment on account of death or Disability (as defined in the Option Plan), the one year period following the date of termination. If a participant’s employment has terminated due to retirement (as defined in the applicable plan document, and which includes Mr. Olesky), the vested Option will remain outstanding until the expiration of its term (or a breach of restrictive covenants by the participant) or until exercised, if earlier.

PRSUs

Each of our NEOs has been granted PRSUs under the Equity Plan (as described above under the section titled “Fiscal 2021 Compensation Program in Detail—Long-Term Equity Incentives”). In connection with certain transactions or termination events, the PRSUs will be treated as described below under each such plan.

Treatment in connection with a Change of Control. In the event of a change of control, any outstanding PRSUs will fully vest on the date of the change of control and will continue to be paid out on their originally scheduled settlement date; provided, however, that if the change of control constitutes a Qualified Change of Control (generally defined as a change in ownership or effective control for purposes of Section 409A of the Internal Revenue Code), payment applicable to the PRSU will be made at the time and in the same form of consideration delivered to the Company’s stockholders in connection with such transaction. If a change in control occurs prior to the establishment of the Performance Modifier with respect to a PRSU award, the Performance Modifier shall be 100%.

Treatment upon Termination. In the event an NEO is terminated (i) without Cause within 180 days prior to the relevant vesting date, or (ii) due to the participant’s death or disability (as defined in the applicable plan), the NEO will be entitled to retain a pro-rated number of the PRSUs, based on days worked for the vesting period (with the first date of the vesting period being January 1 of the year of grant), which will remain eligible to vest and settle on the originally scheduled date. In the event of the NEO’s retirement (as defined in the applicable plan document), the PRSUs will fully vest on the date of retirement and will continue to be paid out on their originally scheduled settlement date.

2023 PROXY STATEMENT	49

Executive Compensation

RSUs

Each of our NEOs has been granted RSUs under the Equity Plan (as described above under the section titled “Fiscal 2022 Compensation Program in Detail—Long-Term Equity Incentives”). In connection with certain transactions or termination events, the RSUs will be treated as described below.

Treatment in connection with a Change of Control. In the event of a change of control, any outstanding RSUs will vest on the date of the change and control and will continue to be paid out in accordance with the terms of the Equity Plan; provided, however, that if the change of control constitutes a Qualified Change of Control, payment applicable to the RSUs will be made at the time and in the same form of consideration delivered to the Company’s stockholders in connection with such transaction.

Treatment upon Termination. In the event a NEO is terminated (i) without Cause, (ii) due to the participant’s death or disability, or (iii) due to his retirement (each as defined in the applicable plan), the NEO will be entitled to retain his RSUs and the award will remain eligible to vest following termination.

The table below estimates the dollar value of the additional payments and benefits that the NEOs would have been entitled to receive under the plans and arrangements described above, assuming the applicable triggering event occurred on December 31, 2022. For this purpose, we have assumed a value of $64.93 per share of our Class A common stock, the closing price of our Class A common stock on December 30, 2022.

Executive	Termination without Cause			Termination due to death or Disability			Termination due to Retirement(1)			Change in Control

Sara Furber

Salary Continuation		$500,000	(2)		—			—			—

Benefits Continuation		$41,426	(3)		—			—			—

Payment in respect of Bonus		$1,600,000	(4)		—			—			—

Value of Equity Awards:	RSUs: $	2,530,387	(5)	RSUs: $ PRSUs: $	2,530,387 753,643	(5) (6)		—		RSUs: $ PRSUs: $	2,530,387 1,706,425	(7) (8)

Total:		$4,671,813			$3,284,030			—			$4,236,812

Billy Hult(9)

Salary Continuation		$990,000	(10)		—			—			—

Benefits Continuation		$62,139	(11)		—			—			—

Payment in respect of Bonus		$12,898,250	(12)		—			—			—

Value of Equity Awards:	RSUs: $ PRSUs: $	3,693,868 5,595,927	(5) (13)	RSUs: $ PRSUs: $	3,693,868 8,423,499	(5) (6)		—		RSUs: $ PRSUs: $	3,693,868 10,852,400	(7) (8)

Total:		$23,240,184			$12,117,366			—			$14,546,268

Enrico Bruni

Salary Continuation		$412,770	(2)		—			—			—

Benefits Continuation		—			—			—			—

Payment in respect of Bonus		$3,892,854	(4)		—			—			—

Value of Equity Awards:	RSUs: $ PRSUs: $	1,473,846 2,088,019	(5) (13)	RSUs: $ PRSUs: $	1,473,846 3,214,057	(5) (6)		—		RSUs: $ PRSUs: $	1,473,846 4,240,384	(7) (8)

Total:		$7,867,489			$4,687,903			—			$5,714,230

Justin Peterson

Salary Continuation		$400,000	(2)		—			—			—

Benefits Continuation		$41,242	(3)		—			—			—

Payment in respect of Bonus		$2,700,000	(4)		—			—			—

Value of Equity Awards:	RSUs: $ PRSUs: $	1,340,350 1,670,389	(5) (13)	RSUs: $ PRSUs: $	1,340,350 2,581,206	(5) (6)	RSUs: $ PRSUs: $	1,340,350 3,439,797	(5) (14)	RSUs: $ PRSUs: $	1,340,350 3,439,797	(7) (8)

Total:		$6,151,981			$3,921,556			$4,780,147			$4,780,147

50	TRADEWEB

Executive Compensation

(1)	Messrs. Hult and Bruni and Ms. Furber were not eligible for retirement as of December 31, 2022.

(2)	Reflects 12 months’ base salary continuation.

(3)	Represents the excess costs of continued health benefits for the executive and the executive’s covered dependents under COBRA for one year following termination.

(4)

Represents (A) the executive’s highest annual bonus earned for the two calendar years ending immediately prior to the year of termination (for purposes of this table, 2020 and 2021), plus (B) a pro rata bonus for the year of termination based on the highest annual bonus earned for the two calendar years ending immediately prior to the year of termination (for purposes of this table, we have included the value of a full year’s bonus).

(5)

Represents value of outstanding RSUs as of December 31, 2022, which would remain eligible to vest. This amount does not include any amounts with respect to dividends that accrued as of December 31, 2022. The following approximate number of RSUs vested by their terms following December 31, 2022 and are fully vested as of the date hereof for each of Messrs. Hult, Bruni and Peterson, and Ms. Furber:

Name	Number of RSUs that vested since January 1, 2023

Sara Furber	4,577

Billy Hult	31,300

Enrico Bruni	12,189

Justin Peterson	10,863

(6)

Represents value of a pro-rated portion of outstanding PRSUs which the executive would be entitled to retain, based on days worked for the vesting period (with the first date of the vesting period being January 1st of the year of grant), following termination. This amount does not include any amounts with respect to dividends that accrued as of December 31, 2022. The value included for PRSUs granted in 2022 reflects the number of shares to be awarded based on a 129.2% Performance Modifier, which Performance Modifier was deemed achieved based on 2022 performance as of February 24, 2023.

(7)

Represents value of outstanding RSUs as of December 31, 2022 which would become fully vested on a change in control. This amount does not include any amounts with respect to dividends that accrued as of December 31, 2022. See footnote 5 to this chart for the number of RSUs vested by their terms following December 31, 2022 and are fully vested as of the date hereof.

(8)

Represents value of PRSUs granted in 2020, 2021 and 2022 that were outstanding as of December 31, 2022 that would become fully vested on a change in control. This amount does not include any amounts with respect to dividends that accrued as of December 31, 2022. The value included for PRSUs granted in 2022 reflects the maximum number of shares to be awarded based on a 129.2% Performance Modifier, which Performance Modifier was deemed achieved based on 2022 performance as of February 24, 2023. The PRSUs granted in 2020 are fully settled as of the date hereof.

(9)	Amounts presented in this table for Mr. Hult reflect his entitlements pursuant to his employment agreement in effect as of December 31, 2022.

(10)	Reflects 18 months base salary continuation. This payment will also become due upon the executive’s resignation for good reason or Company nonrenewal of the executive’s employment agreement.

(11)

Represents continuation of healthcare benefits for eighteen months following termination. This payment will also become due upon the executive’s resignation for good reason or Company nonrenewal of the executive’s employment agreement.

(12)

Represents (A) the executive’s average annual bonus earned for the two calendar years ending immediately prior to the year of termination (for purposes of this table, 2020 and 2021), plus (B) a pro rata bonus for the year of termination based on performance for the year of termination (for purposes of this table, we have included the value of a full year’s bonus). This payment will also become due upon the executive’s resignation for good reason or Company nonrenewal of the executive’s employment agreement.

(13)

Represents value of PRSUs granted in 2020 that were outstanding as of December 31, 2022 that the executive would have been entitled to retain following termination based on days worked in the vesting period (with the first date of the vesting period being January 1st of the year of grant). This amount does not include any amounts with respect to dividends that accrued as of December 31, 2022. These PRSUs are fully settled as of the date hereof.

(14)

Represents value of all outstanding PRSUs granted in 2020, 2021 and 2022 that were outstanding as of December 31, 2022, which would become fully vested, in each case, on retirement. This amount does not include any amounts with respect to dividends that accrued as of December 31, 2022. The value included for PRSUs granted in 2022 reflects the number of shares to be awarded based on a 129.2% Performance Modifier, which Performance Modifier was deemed achieved based on 2022 performance as of February 24, 2023. The PRSUs granted in 2020 are fully settled as of the date hereof.

Olesky Retirement Payments and Benefits

In connection with his retirement, pursuant to his employment agreement as described above, Mr. Olesky is entitled to continuation of healthcare benefits generally provided to senior executive officers, including employee contributions, until Mr. Olesky reaches age 65. As of December 31, 2022, this benefit had an estimated value of $202,785. In addition, upon his retirement, Mr. Olesky’s outstanding PRSUs fully vested and his RSUs remained eligible for continued vesting and, in each case, will continue to be settled on their scheduled settlement dates. Based on the closing price of the Class A common stock on December 30, 2022 of $64.93, Mr. Olesky’s retained PRSUs and RSUs had a value of $12,958,223 and $9,972,209, respectively, on December 31, 2022. Mr. Olesky’s vested stock options will also remain outstanding and eligible for exercise for the remainder of the term of the option.

2023 PROXY STATEMENT	51

Executive Compensation

Pay Ratio Disclosure
In accordance with SEC rules and applying the methodology described below, we calculated the annual total compensation of our median employee (other than our CEO) for fiscal 2022 to be $235,004. As reported in the Summary Compensation Table for fiscal 2022 in this Proxy Statement, the annual total compensation of our CEO for fiscal 2022 was $17,370,247. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for fiscal 2022 was 74:1.
We have determined that there has not been a change in our employee population or employee compensation arrangements since we last determined our median employee that would significantly impact our pay ratio disclosure, and are therefore basing our disclosure on the same median employee reported in our proxy statement filed in 2021, reporting compensation for the 2020 fiscal year. To identify our median employee in connection with our 2021 pay ratio disclosure, we used the following methodology:

•	We determined our median employee based on our entire employee population as of December 31, 2020.
•
We used a consistently applied compensation measure that included the sum of each employee’s base salary (including overtime earned in 2020), bonuses and commissions earned in 2020, and the grant date fair value of all equity granted in 2020.

•	We annualized the base salaries for employees who were employed by us for less than the entire calendar year.
•	Compensation paid in foreign currencies was converted to U.S. dollars based on the annual plan rate for the year ended December 31, 2020.
We
then calculated the annual total compensation of this employee for 2022 in accordance with the requirements of the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (calculated in accordance with Item 402(v) of Regulation
S-K)
and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO ($) 1	Compensation Actually Paid to PEO ($) 2	Average Summary Compensation Table Total for Non-PEO NEOs ($) 3	Average Compensation Actually Paid to Non-PEO NEOs ($) 4	Value of Initial Fixed $100 Investment Based On:		Net Income ($) 7	Constant Currency Revenue Change (%) 8
					Total Shareholder Return ($) 5	Peer Group Total Shareholder Return ($) 6

2022	$17,370,247	($6,603,081)	$5,461,901	($613,799)	$142.08	$113.64	$359,613,000	14.0%

2021	$14,771,567	$110,340,110	$5,375,755	$23,246,352	$218.10	$131.62	$273,108,000	19.3%

2020	$12,312,994	$66,016,725	$4,759,476	$17,470,321	$135.50	$99.47	$218,390,000	14.5%

(1)	The dollar amounts reported are the amounts reported for Mr. Olesky in the “Total” column of the Summary Compensation Table for the applicable year.

52	TRADEWEB

Executive Compensation

(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Grant Date Fair Value of Equity Awards in SCT (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO

2022	$17,370,247	$10,515,830	$(13,457,498)	($6,603,081)

2021	$14,771,567	$4,399,913	$99,968,456	$110,340,110

2020	$12,312,994	$3,999,956	$57,703,687	$66,016,725

(a)	Represents the grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table (“SCT”) for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments

2022	$9,998,715	($7,012,564)	$0	($16,528,931)	$0	$85,283	($13,457,498)

2021	$8,911,959	$83,671,962	$0	$7,217,622	$0	$166,912	$99,968,456

2020	$9,639,720	$43,446,949	$0	$4,409,743	$0	$207,275	$57,703,687

(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Sara Furber, Billy Hult, Enrico Bruni and Justin Peterson; (ii) for 2021, Robert Warshaw, Sara Furber, Billy Hult, Enrico Bruni and Justin Peterson; and (iii) for 2020, Robert Warshaw, Billy Hult, Enrico Bruni and Justin Peterson.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Grant Date Fair Value of Equity Awards in SCT	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non- PEO NEOs

2022	$5,461,901	$2,490,155	($3,585,545)	($613,799)

2021	$5,375,755	$2,240,306	$20,110,904	$23,246,352

2020	$4,759,476	$1,603,718	$14,314,563	$17,470,321

2023 PROXY STATEMENT	53

Executive Compensation

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments

2022	$2,208,532	($2,771,511)	$0	($3,058,595)	$0	$36,029	($3,585,545)

2021	$3,975,919	$14,915,175	$0	$1,173,517	$0	$46,294	$20,110,904

2020	$3,864,890	$9,510,776	$0	$870,138	$0	$68,758	$14,314,563

(5)
The dollar amounts reported represent the amount of cumulative total return for our Class A common stock (“Company Cumulative TSR”) calculated as of the end of each measurement period based on an initial investment of $100 in our Class A common stock on December 31, 2019, assuming the reinvestment of all dividends.

(6)
The dollar amounts reported represent the amount of cumulative total return for the Dow Jones US Financials Index (“Peer Group Cumulative TSR”) calculated as of the end of each measurement period based on an initial investment of $100 in shares of the Dow Jones US Financials Index on December 31, 2019, assuming the reinvestment of all dividends.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
The percentage amounts reported represent the constant currency revenue change, which is a non-GAAP
financial measure, defined as total revenue change excluding the effects of foreign currency fluctuations. Total revenue excluding the effects of foreign currency fluctuations is calculated by translating the current period and prior period’s total revenue using the annual average exchange rates for the prior period.

Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The performance metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Constant Currency Revenue Change
•	Constant Currency Adjusted EBTIDA Margin
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, including non-financial
performance measures, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
From 2021
year-end
to 2022
year-end,
the Company’s Cumulative TSR decreased 35% to $142.08, while the Peer Group Cumulative TSR decreased 14% to $113.64, the compensation actually paid to the PEO decreased 106% during 2022, as compared to 2021 and the average of the compensation actually paid to the non-PEO
NEOs

54	TRADEWEB

Executive Compensation

decreased 103%. The significant declines in both the compensation actually paid to the PEO and the average of the non-PEO
NEOs was primarily driven by the decline in fair value of equity awards granted in both the current and prior years and is consistent with the decline in the Company’s Cumulative TSR and the significant component of executive compensation paid in equity.
From 2020
year-end
to 2021
year-end,
the Company’s Cumulative TSR increased 61% to $218.10, while the Peer Group Cumulative TSR increased 32% to $131.62, the compensation actually paid to the PEO increased 67% during 2021, as compared to 2020 and the average of the compensation actually paid to the non-PEO
NEOs increased 33%. The significant increases in both the compensation actually paid to the PEO and the average of the non-PEO
NEOs was primarily driven by the increase in fair value of equity awards granted in both the current and prior years and is consistent with the increase in the Company’s Cumulative TSR and the significant component of executive compensation paid in equity.
From 2019
year-end
to 2020
year-end,
the Company’s Cumulative TSR increased 36% to $135.50, while the Peer Group Cumulative TSR decreased 1% to $99.47.
The graphic below illustrates the relationship between compensation actually paid to the Company’s Cumulative TSR, as well as the relationship between the Company’s Cumulative TSR to the Peer Group Cumulative TSR for each of the periods described above.

Compensation Actually Paid and Net Income
From 2021
year-end
to 2022
year-end,
net income increased 32%, while the compensation actually paid to the PEO decreased 106%, and the average of the compensation actually paid to the non-PEO
NEOs decreased 103%, as compared to 2021. The increase in net income, representing the Company’s strong performance during the year, did not directionally correlate with the declines in compensation actually paid as the increase in net income did not correlate with the stock price depreciation during the year. Declines in the compensation actually paid were primarily driven by declines in the fair value of equity awards granted in both the current and prior years, resulting in negative equity award adjustments. Equity awards are a significant component of executive compensation and therefore these adjustments have a significant impact on compensation actually paid.
From 2020
year-end
to 2021
year-end,
net income increased 25%, the compensation actually paid to the PEO increased 67% and the average of the compensation actually paid to the non-PEO
NEOs increased 33%. The primary driver of the increase in compensation actually paid in 2021, a significant component of which is compensation paid in equity, was the positive equity award adjustments driven by the increase in fair value of equity awards granted in both the current and prior years. Therefore, the increase in net income, representing the Company’s strong performance during the year, did directionally correlate with the increases in compensation

2023 PROXY STATEMENT	55

Executive Compensation

actually paid during the year, as the increase in net income correlated with the stock price appreciation during the year.
From 2019
year-end
to 2020
year-end,
net income increased 26%.
The graphic below illustrates the relationship between compensation actually paid to the Company’s net income for each of the periods described above.

Compensation Actually Paid and Constant Currency Revenue Change
From 2021
year-end
to 2022
year-end,
constant currency revenue increased 14%, while the compensation actually paid to the PEO decreased 106%, and the average of the compensation actually paid to the non-PEO
NEOs decreased 103%, as compared to 2021. The percentage increase in constant currency revenue directly correlates with the decline in the
“Non-Equity
Incentive Plan Compensation” component of compensation actually paid to Messrs. Olesky and Hult (as one of the non-PEO
NEOs) as their annual performance bonuses earned are based in part on constant currency revenue change targets, which did not reach the maximum payout performance goals set by the Compensation Committee for 2022 as described above in the section titled “Fiscal 2022 Compensation Program in Detail—Annual Cash Bonuses,” where such maximum payout goals were reached in 2021 and 2020. The number of PRSUs granted during 2022 to both the PEO and non-PEO
NEOs were also negatively impacted by not reaching the maximum payout performance goals set for 2022 (impacting the performance modifier applicable for the award). By linking the performance modifier for PRSUs to important metrics of Company business performance, including constant currency revenue, the NEOs’ interests are aligned with those of stockholders to drive revenue and margin growth. Declines in the compensation actually paid were primarily driven by the decline in fair value of equity awards granted in both the current and prior years, resulting in negative equity award adjustments, which equity awards are a significant component of executive compensation and therefore these adjustments have a significant impact on compensation actually paid.
From 2020
year-end
to 2021
year-end,
constant currency revenue increased 19.3%, the compensation actually paid to the PEO increased 67% and the average of the compensation actually paid to the non-PEO
NEOs increased 33%. The percentage increase in constant currency revenue directly correlates with the increase in the
“Non-Equity
Incentive Plan Compensation” component of compensation actually paid to Messrs. Olesky and Hult (as one of the non-PEO
NEOs) as their annual performance bonuses earned are based in part on constant currency

56	TRADEWEB

Executive Compensation

revenue change targets, which achieved the maximum payout performance goals set by the Compensation Committee for 2021. The number of PRSUs granted during 2021 to both the PEO and non-PEO
NEOs were also positively impacted by achieving the maximum payout performance goals set for 2021 (resulting in the application of the maximum performance modifier for the award). However, the primary driver of the change in compensation actually paid during 2021 was the positive equity award adjustments, primarily driven by the increase in fair value of equity awards granted in both the current and prior years, as a result of stock price appreciation during the year and the significant component of executive compensation paid in equity.
From 2019
year-end
to 2020
year-end,
constant currency revenue increased 14.5%.
The graphic below illustrates the relationship between compensation actually paid to the Company’s constant currency revenue change for each of the periods described above.

Director Compensation
During fiscal 2022, members of the Board were compensated for their service pursuant to the terms of the Company’s
Non-Employee
Director Compensation Policy.
In 2022, under the
Company’s Non-Employee Director
Compensation Policy, each of Messrs. Aigrain, Berns, Ganeles, Hughes and Pluta and Mses. Madoff and Yared was entitled to an annual retainer of $100,000 and an annual grant of restricted stock units of the Company with a value of $100,000 at the time of grant. Annual grants were made initially on the director’s appointment, and then on each anniversary thereof. In 2022, the following directors received grants in the amounts and on the vesting schedules set forth below:

Name (1)	# of RSUs granted	Vest Date

Jacques Aigrain	1,418	May 15, 2023

Steven Berns	1,125	April 5, 2023

Scott Ganeles	1,123	March 22, 2023

Paula Madoff	1,123	March 22, 2023

Thomas Pluta	1,123	March 22, 2023

Rana Yared	1,418	May 15, 2023

(1)	Von Hughes also received a grant of restricted stock units that was forfeited upon his resignation from the Board effective as of September 30, 2022.

2023 PROXY STATEMENT	57

Executive Compensation

In addition to the above,
all non-employee directors
were reimbursed
for out-of-pocket expenses
incurred in attending Board and committee meetings, and for the reasonable and documented expenses incurred to attend programs designed to provide continuing education regarding the appropriate role of directors in a public company. Pursuant to the
Company’s Non-Employee Director
Compensation Policy,
the non-employee committee
chair for each of the audit, compensation and nominating and governance committees was entitled to additional annual retainers of $20,000, $15,000 and $10,000, respectively. Non-employee members
of the audit, compensation and nominating and governance committees were entitled to additional annual retainers of $7,500, $5,000 and $4,000, respectively.
The following table summarizes the compensation paid to directors for the fiscal year ended December 31, 2022, except for Messrs. Hult and Olesky, whose compensation is summarized above in the table entitled “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash($)	Stock Awards($) (1)		Total($)

Jacques Aigrain (2)	49,582	100,000		149,583

Balbir Bakshi	—	—		—

Steven Berns	120,000	100,000		220,000

Martin Brand (3)	—	—		—

John Finley	—	—		—

Scott Ganeles	112,500	100,000		212,500

Von Hughes (4)	86,625	100,000	(5)	86,625

Paula Madoff	124,500	100,000		224,500

Thomas Pluta	75,548	100,000		175,548

Murray Roos	—	—		—

Rana Yared (6)	44,792	100,000		144,792

(1)
The amounts included in the “Stock Awards” column represent the grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. Details and assumptions used in calculating the grant date fair value of the restricted stock unit awards may be found in Note 13—Stock-Based Compensation Plans to our consolidated financial statements in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2022. As of December 31, 2022, each of Mr. Ganeles and Pluta and Ms. Madoff held 8,729 restricted stock units, Mr. Aigrain and Ms. Yared held 1,418 restricted stock units, and Mr. Berns held 1,125 restricted stock units pursuant to the Equity Plan. Any RSUs held by Mr. Hughes were forfeited upon his resignation from the Board effective as of September 30, 2022.

(2)	Mr. Aigrain was appointed to the Board effective as of August 1, 2022.

(3)	Mr. Brand resigned from the Board effective as of February 11, 2022.

(4)	Mr. Hughes resigned from the Board effective as of September 30, 2022.

(5)	Mr. Hughes forfeited this award in connection with his resignation from the Board.

(6)	Ms. Yared was appointed to the Board effective as of August 1, 2022.
On November 15, 2022, the Board approved the Amended and Restated
Non-Employee
Director Compensation Policy effective as of January 1, 2023 (the “A&R
Non-Employee
Director Compensation Policy”). Pursuant to the terms of the A&R
Non-Employee
Director Compensation Policy,
non-employee
directors are eligible to receive equity and cash compensation for their service on the Board.
For cash compensation, each
non-employee
director is entitled to receive an annual payment of $100,000. Chairpersons are eligible to receive an additional $50,000 for the Chairperson of the Board, $30,000 for the Chairperson of the Audit Committee, $25,000 for the Chairperson of the Compensation Committee and $20,000 for the Chairperson of the Nominating and Corporate Governance Committee.
Non-Chairperson
committee members are eligible to receive $15,000 for service on the Audit Committee, $12,500 for service on the Compensation Committee and $10,000 for service on the Nominating and Corporate Governance Committee. In addition, the lead independent director is entitled to receive $30,000 for their service as lead independent director.
For equity compensation, each
non-employee
director is entitled to receive an annual equity award composed of RSUs valued at $150,000. The Chairperson is entitled to receive an additional annual equity award composed of RSUs valued at $150,000, for a total annual award value of $300,000. The Lead Independent Director is entitled to receive an additional award composed of RSUs valued at $30,000, for a total annual award value of $180,000. For new directors, the RSUs may be granted in connection with the director’s appointment to the Board or at the next occurring annual meeting of stockholders, in the Board’s discretion. For continuing directors, RSUs are granted on the date of the annual meeting of stockholders and will vest on the one-year
anniversary of the grant date.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of Class A common stock authorized for issuance under all of our equity compensation plans as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	4,653,624	(1)	$23.62	(2)	6,776,101	(3)

Equity compensation plans not approved by security holders	—		—		—

Total	4,653,624		—		6,776,101

(1)

Includes 864,663 shares of common stock that may be issued pursuant to outstanding RSUs and 706,407 shares of common stock that may be issued pursuant to outstanding PRSUs under the Equity Plan; 2,365,813 shares of common stock that may be issued pursuant to outstanding stock options under the Option Plan; and 716,741 shares of common stock that may be issued pursuant to outstanding PRSUs under the PRSU Plan. The number of PRSUs set forth above includes PRSUs for which performance has already been measured (and achieved based on a Performance Modifier of 129.2%) but, as of December 31, 2022, remained subject to time-based vesting.

(2)	The weighted average exercise price does not take into account RSU or PRSU awards.

(3)

Includes 6,294,479 shares of common stock that remain available for issuance under the Equity Plan; and 481,622 shares of common stock that remain available for issuance under the Option Plan. No additional awards are permitted to be issued under the PRSU Plan.

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Certain Relationships and Related Person Transactions

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written policy providing that the Audit Committee will review and approve (or disapprove) or ratify transactions in excess of $120,000 of value in which we participate and in which a related person (as defined below) has or will have a direct or indirect material interest. Under this policy, the Audit Committee is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Audit Committee is to approve only those related person transactions that the Audit Committee determines are not inconsistent with the best interests of the Company. In particular, our policy with respect to related person transactions requires our Audit Committee to consider the relationship of the related person to the Company, the nature and extent of the related party’s interest in the transaction, the material terms of the transaction, the importance and fairness of the transaction both to the Company and to the related person, the business rationale for engaging in the transaction, whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company and whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any. In general, a “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or an immediate family member of any of the foregoing persons.

The following is a description of transactions since January 1, 2022 in which we were or are to be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties. All of the pre-IPO transactions described above were entered into prior to the adoption of our related person transactions policy.

TRANSACTIONS WITH REFINITIV

We maintain a shared services agreement with Refinitiv (formerly Thomson Reuters), which indirectly owns a majority of our voting power. Under the terms of the shared services and other agreements, Refinitiv provides us with certain real estate, payroll, benefits administration and other administrative services. The shared services agreement was amended in June 2016 to continue to be in effect in perpetuity, except that the agreement will automatically terminate upon termination of the market data license agreement. In addition, either party can terminate the shared services agreement with respect to one or more services upon written notice delivered, in the case of termination effective at the end of the then-current calendar year, 90 days prior to the end of such calendar year or, in the case of termination effective at any other date, at least six months prior to such date. During the year ended December 31, 2022, we incurred fees of approximately $5.7 million relating to these services. In addition, during the year ended December 31, 2022, $3.1 million of previously accrued expenses payable to affiliates of Refinitiv were waived and the liabilities were reversed through an increase to additional paid-in capital.

We maintain a market data license agreement with Refinitiv (formerly Thomson Reuters), pursuant to which we earn license fees and royalties. Under the terms of this agreement, we provide Refinitiv with certain real-time market data feeds for multiple fixed income and derivatives products under an exclusive license pursuant to which Refinitiv redistributes such market data to its customers on its Eikon platform and through direct feeds. We also earn royalties from Refinitiv for referrals of new Eikon customers based on customer conversion rates as well as sales of non-exclusive licensed data. The market license data agreement was amended and restated effective November 1, 2018 for a minimum term of five years with a transition year if the agreement is not renewed or extended. The agreement includes customary termination provisions, including in the event of a material breach that is not cured within 30 days of receipt of written notice. During the year ended December 31, 2022, we earned approximately $62.7 million of revenue under this agreement.

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Certain Relationships and Related Person Transaction

From time to time, we enter into transactions with certain of our 5% stockholders listed under the heading “Security Ownership of Certain Beneficial Owners and Management,” including Refinitiv and its affiliates, that are not considered to be related party transactions required to be disclosed under SEC rules.

RELATED PERSON TRANSACTIONS ENTERED INTO IN CONNECTION WITH THE IPO

In connection with the Reorganization Transactions, we engaged in certain transactions with certain of our directors, executive officers and other persons and entities, including those which are holders of 5% or more of our voting securities.

TWM LLC Agreement

We operate our business through TWM LLC and its subsidiaries. In connection with the IPO, we and the owners of TWM LLC prior to the Reorganization Transactions (including the Refinitiv Owners, the Bank Members named therein (such Bank Members, the “Bank Stockholders”) and members of management, the “Original LLC Owners”) that received LLC Interests entered into TWM LLC’s fifth amended and restated limited liability company agreement, which we refer to as the “TWM LLC Agreement.” As of March 17, 2023, there are no remaining Bank Stockholders. The operations of TWM LLC, and the rights and obligations of the holders of LLC Interests, are set forth in the TWM LLC Agreement.

Appointment as Manager. Under the TWM LLC Agreement, we are a member and the sole manager of TWM LLC. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of TWM LLC without the approval of any other member, unless otherwise stated in the TWM LLC Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of TWM LLC and the day-to-day management of TWM LLC’s business. Pursuant to the terms of the TWM LLC Agreement, we cannot, under any circumstances, be removed as the sole manager of TWM LLC except by our election.

Compensation. We are not entitled to compensation for our services as manager. We are entitled to reimbursement by TWM LLC for fees and expenses incurred on behalf of TWM LLC, including all expenses associated with maintaining our existence as a separate legal entity.

Recapitalization. The TWM LLC Agreement recapitalized the units held by the members of TWM LLC at the time of the Reorganization Transactions into a single class of common membership units, which we refer to as the “LLC Interests.” The TWM LLC Agreement also reflects a split of LLC Interests such that one LLC Interest could be acquired with the net proceeds received in the IPO from the sale of one share of our Class A common stock. Each LLC Interest entitles the holder to a pro rata share of the net profits and net losses and distributions of TWM LLC.

Distributions. In connection with any tax period, the TWM LLC Agreement requires TWM LLC to make distributions to its members, on a pro rata basis in proportion to the number of LLC Interests held by each member, of cash until each member (other than us) has received an amount at least equal to its assumed tax liability and we have received an amount sufficient to enable us to timely satisfy all of our U.S. federal, state and local and non-U.S. tax liabilities. To the extent that any member would not receive its percentage interest of the aggregate tax distribution, the tax distribution for such member will be increased to ensure that all distributions are made pro rata in accordance with such member’s percentage interest. Tax distributions will also be made only to the extent all distributions from TWM LLC for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The TWM LLC Agreement also allows for distributions to be made by TWM LLC to its members on a pro rata basis out of distributable cash. We expect TWM LLC may make distributions out of distributable cash periodically to the extent permitted by any agreements governing our indebtedness and necessary to enable us to cover our operating expenses and other obligations, including any payments under the Tax Receivable Agreement, as well as to make expected dividend payments, if any, to the holders of our Class A common stock and Class B common stock.

LLC Interest Redemption Right. Subject to certain restrictions set forth therein, the TWM LLC Agreement provides a redemption right to the Original LLC Owners (including certain of the Bank Stockholders and members of management and excluding the Refinitiv LLC Owner) that continue to own LLC Interests after the completion of the IPO and Reorganization Transactions (the “Other LLC Owners”, and together with the Refinitiv LLC Owner,

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Certain Relationships and Related Person Transaction

the “Continuing LLC Owners”), which entitles them to have their LLC Interests redeemed, at the election of each such person, for newly issued shares of our Class A common stock or Class B common stock, as applicable, on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) or, at our option, as determined by or at the direction of our Board, which will include directors who hold LLC Interests or are affiliated with holders of LLC Interests and may include such directors in the future, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed or exchanged (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). In the event we elect to make a cash payment, a Continuing LLC Owner has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Interests to TWM LLC. The TWM LLC Agreement requires that we contribute cash or shares of our Class A common stock or Class B common stock to TWM LLC in exchange for an amount of newly issued LLC Interests in TWM LLC that will be issued to us equal to the number of LLC Interests redeemed (and thereafter cancelled) from the Continuing LLC Owner to the extent required so as to maintain a one-to-one ratio between the number of LLC Interests owned by us and the number of outstanding Class A common stock and Class B common stock. TWM LLC will then distribute the cash or shares of our Class A common stock or Class B common stock, as the case may be, to such Continuing LLC Owner to complete the redemption. In the event of such election by a Continuing LLC Owner we may, at our option, effect a direct exchange of cash or our Class A common stock or Class B common stock for such LLC Interests of the redeeming members in lieu of such redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the aggregate number of shares of Class A common stock and Class B common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

Issuance of LLC Interests Upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options issued by us, or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we will be required to acquire from TWM LLC a number of LLC Interests equal to the number of shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of TWM LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution to TWM LLC equal to the aggregate value of such shares of Class A common stock, and TWM LLC will issue to us a number of LLC Interests equal to the number of shares of Class A common stock we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of TWM LLC or its subsidiaries, we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to TWM LLC (or the applicable subsidiary of TWM LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of TWM LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to TWM LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, TWM LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in TWM LLC equal to the purchase price for such shares in exchange for an equal number of LLC Interests.

Maintenance of one-to-one ratio of shares of Class A common stock, Class B common stock and LLC Interests owned by Tradeweb. The TWM LLC Agreement requires that TWM LLC at all times maintain (x) a one-to-one ratio between the number of shares of Class A common stock and Class B common stock issued by us and the number of LLC Interests owned by us, and (y) a one-to-one ratio between the number of shares of Class C common stock and Class D common stock issued by us and the number of LLC Interests owned by the holders of such Class C common stock and Class D common stock.

Transfer Restrictions. The TWM LLC Agreement generally does not permit transfers of LLC Interests by members, subject to limited exceptions. Any transferee of LLC Interests must assume, by operation of law or written agreement, all of the obligations of a transferring member with respect to the transferred units, even if the transferee is not admitted as a member of TWM LLC.

Dissolution. The TWM LLC Agreement provides that the decision of the manager (pursuant to a unanimous decision of our Board) together with the Majority Members (as defined in the TWM LLC Agreement) will be

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Certain Relationships and Related Person Transaction

required to voluntarily dissolve TWM LLC. In addition to a voluntary dissolution, TWM LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed to satisfy all of TWM LLC’s debts, liabilities and obligations (including all expenses incurred in liquidation) and the remaining assets of TWM LLC will be distributed to the members pro-rata in accordance with their respective percentage ownership interests in TWM LLC (as determined based on the number of LLC Interests held by a member relative to the aggregate number of all outstanding LLC Interests).

Confidentiality. Each member agrees to maintain the confidentiality of TWM LLC’s confidential information. This obligation excludes (i) information that is independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member not in violation of a confidentiality obligation and (ii) disclosures required by law or judicial process or approved by our or TWM LLC’s chief executive officer, chief financial officer or general counsel.

Indemnification and Exculpation. The TWM LLC Agreement provides for indemnification of the manager and officers of TWM LLC and its subsidiaries. To the extent permitted by applicable law, TWM LLC will indemnify us, as its sole manager, and our authorized officers from and against any losses, liabilities, damages, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of gross negligence, bad faith, willful misconduct or knowing violation of law, or for any present or future breaches of any representations, warranties, covenants or obligations in the TWM LLC Agreement or in the other agreements with TWM LLC.

We, as the sole manager of TWM LLC, and our affiliates and our respective agents, will not be liable to TWM LLC or its members for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of bad faith, willful misconduct or knowing violation of law, or for any present or future breaches of any representations, warranties, covenants or obligations in the TWM LLC Agreement in the other agreements with TWM LLC.

Amendments. The TWM LLC Agreement may be amended with the consent of the holders of a majority in voting power of the outstanding LLC Interests, including the sole manager, and in case of any amendment that materially and adversely modifies the LLC Interests (or the rights, preferences or privileges thereof) then held by any members in any materially disproportionate manner to those then held by any other members, the consent of a majority in interest of such disproportionately affected members. Notwithstanding the foregoing, no amendment to any of the provisions that expressly require the approval or action of certain members may be made without the consent of such members and no amendment to the provisions governing the authority and actions of the sole manager or the dissolution of TWM LLC may be amended without the consent of the sole manager.

Tax Receivable Agreement

We expect to obtain an increase in our share of the tax basis of the assets of TWM LLC (i) when a Continuing LLC Owner receives shares of our Class A common stock or Class B common stock, as applicable, or, at our election, cash in connection with an exercise of such Continuing LLC Owner’s right to have its LLC Interests redeemed by TWM LLC or, at our election, exchanged and (ii) in connection with the disposition by a Continuing LLC Owner of its LLC Interests for cash, including in connection with the IPO and our October 2019 and April 2020 follow-on offerings (such basis increase, the “Basis Adjustments”). We intend to treat such acquisition of LLC Interests as our direct purchase of LLC Interests from a Continuing LLC Owner for U.S. federal income and other applicable tax purposes, regardless of whether such LLC Interests are redeemed by TWM LLC or sold to us. A Basis Adjustment may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may reduce our tax liability by increasing certain deductions (for example, our depreciation, depletion and amortization deductions) or decreasing gains (or increasing losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

In connection with the IPO, we entered into the Tax Receivable Agreement (the “TRA”) with TWM LLC and the Continuing LLC Owners. The TRA provides for the payment by us to the Continuing LLC Owners who dispose of LLC Interests for cash in connection with any offering, or receive shares of our Class A common stock or Class B common stock or cash, as applicable, in connection with an exchange or redemption of LLC Interests, of 50% of the amount of U.S. federal, state and local income or franchise tax savings, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions with such Continuing LLC Owners,

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Certain Relationships and Related Person Transaction

including increases in the tax basis of the assets of TWM LLC attributable to payments made under the TRA and deductions attributable to imputed interest and other payments of interest pursuant to the TRA. TWM LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange of LLC Interests for shares of our Class A common stock or Class B common stock, as applicable, or cash occurs. These TRA payments are not conditioned upon any continued ownership interest in either TWM LLC or us by any Continuing LLC Owner. The rights of each Continuing LLC Owner under the TRA are assignable to transferees of its LLC Interests (other than us as transferee pursuant to subsequent redemptions (or exchanges) of the transferred LLC Interests). We expect to benefit from the remaining 50% of tax benefits, if any, that we may actually realize.

The actual Basis Adjustments, as well as any amounts paid to the Continuing LLC Owners under the TRA, will vary depending on a number of factors, including:

•

the timing of any subsequent redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of TWM LLC at the time of each redemption or exchange;

•

the price of shares of our Class A common stock at the time of redemptions or exchanges—the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of our Class A common stock at the time of each redemption or exchange; and

•

the amount and timing of our income—the TRA generally will require us to pay 50% of the tax benefits as and when those benefits are treated as realized under the terms of the TRA. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the TRA for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in future taxable years. The utilization of any such tax attributes will result in payments under the TRA.

For purposes of the TRA, cash savings in income and franchise tax will be computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay (with an assumed tax rate for state and local tax purposes) had there been no Basis Adjustments and had the TRA not been entered into. The TRA will generally apply to each of our taxable years, beginning with the first taxable year ending after the IPO. There is no maximum term for the TRA; however, the TRA may be terminated by us pursuant to an early termination procedure that requires us to pay the Continuing LLC Owners an amount equal to the estimated present value of the remaining payments under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments).

The payment obligations under the TRA are obligations of Tradeweb and not of TWM LLC. Although the actual timing and amount of any payments that may be made under the TRA will vary, we expect that the payments could be substantial. Any payments made by us to Continuing LLC Owners under the TRA will generally reduce the amount of overall cash flow that might have otherwise been available to us or to TWM LLC and, to the extent that we are unable to make payments under the TRA for any reason, the unpaid amounts generally will be deferred and will accrue interest until paid by us. Total amounts due to the Continuing LLC Owners as of December 31, 2022 under the Tax Receivable Agreement were $425.7 million, substantially all due over the fifteen years following the purchase of LLC Interests from Continuing LLC Owners or redemption or exchanges by Continuing LLC Owners of LLC Interests.

Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by a Continuing LLC Owner under the TRA. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the TRA and increase the present value of such payments.

The TRA provides that if (i) we materially breach any of our material obligations under the TRA (including by failing to make payments thereunder when we have available cash to do so), (ii) certain change of control transactions were to occur, or (iii) we elect an early termination of the TRA, our obligations, or our successor’s obligations, under the TRA accelerate and become due and payable, based on certain assumptions, including an assumption that we have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the TRA.

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As a result, (i) we could be required to make cash payments to the Continuing LLC Owners that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the TRA, and (ii) we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the TRA, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits.

In these situations, our obligations under the TRA could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain change of control transactions. There can be no assurance that we will be able to finance our obligations under the TRA.

Payments under the TRA will be based on the tax reporting positions that we determine. We will not be reimbursed for any cash payments previously made to any Continuing LLC Owner pursuant to the TRA if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to a Continuing LLC Owner will be netted against any future cash payments that we might otherwise be required to make under the terms of the TRA. However, we might not determine that we have effectively made an excess cash payment to the Continuing LLC Owners for a number of years following the initial time of such payment. As a result, it is possible that we could make cash payments under the TRA that are substantially greater than our actual cash tax savings.

Stockholders Agreement

In connection with the IPO, we entered into the Stockholders Agreement with the Refinitiv Owners. This agreement requires us to nominate a number of individuals designated by the Refinitiv Owners for election as our directors at any meeting of our stockholders (each a “Refinitiv Director”) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our Board or a duly-authorized committee of the Board, as a director of our company, the number of Refinitiv Directors serving as directors of our company will be equal to: (1) if the Refinitiv Owners and their affiliates together continue to hold at least 50% of the combined voting power of our outstanding common stock as of the record date for such meeting, the total number of directors comprising our entire Board; (2) if the Refinitiv Owners and their affiliates together continue to hold at least 40% (but less than 50%) of the combined voting power of our outstanding common stock as of the record date for such meeting, the lowest whole number that is greater than 40% of the total number of directors comprising our Board; (3) if the Refinitiv Owners and their affiliates together continue to beneficially own at least 30% (but less than 40%) of the combined voting power of our outstanding common stock as of the record date for such meeting, the lowest whole number that is greater than 30% of the total number of directors comprising our Board; (4) if the Refinitiv Owners and their affiliates together continue to hold at least 20% (but less than 30%) of the combined voting power of our outstanding common stock as of the record date for such meeting, the lowest whole number that is greater than 20% of the total number of directors comprising our Board; and (5) if the Refinitiv Owners and their affiliates together continue to hold at least 10% (but less than 20%) of the combined voting power of our outstanding common stock as of the record date for such meeting, the lowest whole number (such number always being equal to or greater than one) that is greater than 10% of the total number of directors comprising our Board. In the case of a vacancy on our Board created by the removal, resignation or otherwise of a Refinitiv Director, the Stockholders Agreement, to the extent the Refinitiv Owners continue to be entitled to nominate such Refinitiv Director, requires us to nominate an individual designated by the Refinitiv Owners for election to fill the vacancy. For so long as the Stockholders Agreement remains in effect, Refinitiv Directors may be removed only with the consent of the Refinitiv Owners.

Registration Rights Agreement

In connection with the IPO, we entered into the Registration Rights Agreement with the Refinitiv Owners and the Bank Stockholders. Pursuant to the Registration Rights Agreement, we granted the Refinitiv Owners, the Bank Stockholders, their affiliates and certain of their transferees the right, under certain circumstances and subject to the terms of any lock-up agreement they have entered into and certain other restrictions, to require us to register under the Securities Act their shares of Class A common stock, including shares of Class A common stock received upon redemption or exchange of LLC Interests or exchange of shares of Class B common stock, which we refer to as “registrable shares.” After registration pursuant to these rights, these shares of Class A common stock will become freely tradable without restriction under the Securities Act.

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Demand Rights

From time to time, the Refinitiv Owners may request that we register all or a portion of their registrable shares for sale under the Securities Act, including pursuant to a shelf registration statement (provided, in all cases, the aggregate number of registrable shares that are requested to be included in any such registration equals at least $100.0 million). In addition, from time to time when a shelf registration statement is effective, the Refinitiv Owners may request that we facilitate a shelf takedown of all or a portion of their registrable shares (provided the aggregate number of registrable shares that are requested to be included in any such takedown equals at least $100.0 million). We will not be required to effect the registration as requested by any of the Refinitiv Owners if in the good faith judgment of our Board, such registration would materially interfere with certain existing or potential material transactions or events involving the company and should be delayed or is reasonably likely to require premature disclosure of information that could have a material adverse effect on us. These demand rights will also be subject to cutbacks, priorities and other limitations and exceptions.

Piggyback Registration Rights

In addition, if at any time we register any shares of our Class A common stock (other than pursuant to registrations on Form S-4 or Form S-8), the holders of registrable shares are entitled to include, subject to certain exceptions and limitations, all or a portion of their registrable shares in the registration. In the event that any registration in which the holders of registrable shares participate pursuant to the Registration Rights Agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited.

Other Provisions

We will pay all registration and offering expenses, including, among other things, reasonable fees and disbursements of a single special counsel for the participating holders of registrable shares related to any demand or piggyback registration. The Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them. The Registration Rights Agreement does not specify any cash penalties or other penalties associated with any delays in registering any shares.

INDEMNIFICATION AGREEMENTS

Our directors and executive officers are parties to indemnification agreements with us. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements, and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful.

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Expenses of Solicitation

The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and electronic communications by directors, officers and other Company employees without additional compensation. Broadridge Financial Solutions, Inc. will distribute proxy materials to banks, brokers and other nominees for forwarding to beneficial owners and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials.

Other Matters

As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

Proposals of Stockholders

Proposals of stockholders to be considered for inclusion in the proxy statement and proxy card for the 2024 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Secretary of Tradeweb Markets Inc., at Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036, and must be received no later than November 24, 2023.

In addition, our Bylaws include advance notice provisions that require stockholders wishing to bring nominations for directors or other business before an annual meeting to provide proper notice in accordance with the terms of the advance notice provisions. The Bylaws’ advance notice provisions do not apply if the stockholder only seeks to include such matters in the proxy statement pursuant to Rule 14a-8.

The Bylaws’ advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2024 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary of the Company no earlier than January 16, 2024 and no later than February 15, 2024. However, in the event that the date of the Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such Annual Meeting of Stockholders is first made by the Company. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate and/or disregard the nomination or proposal of business, as applicable. In addition to satisfying the deadlines and requirements set forth in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 that complies with requirements set forth in Rule 14a-19(b) to the Secretary of the Company no later than March 16, 2024.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

2023 PROXY STATEMENT	67

Householding; Availability of Annual Report on Form 10-K and Proxy Statement

A copy of the 2022 Annual Report accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm or other nominee, you may have received a notice that your household will receive only one 2022 Annual Report and Proxy Statement or Notice, as applicable, from the Company. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2022 Annual Report (and/or a single copy of the Notice) has been sent to your address. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact the Householding Department by mail at Broadridge Householding Dept., 51 Mercedes Way, Edgewood, New Jersey 11717 or by calling 1-866-540-7095, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the 2022 Annual Report, this Proxy Statement or the Notice, these documents are available in digital form for download or review by visiting proxyvote.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by email to sendmaterial@proxyvote.com, or by calling 1-800-579-1639. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice.

If you own shares in street name, you can also register to receive all future stockholder communications electronically, instead of in print. This means that links to the 2022 Annual Report, Proxy Statement and other correspondence will be delivered to you via email. Holders in street name can register for electronic delivery directly with their bank, brokerage firm, or other nominee. Electronic delivery of stockholder communications helps save the Company money by reducing printing and postage costs.

68	TRADEWEB

TRADEWEB MARKETS INC. 1177 AVENUE OF THE AMERICAS NEW YORK, NY 10036

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TW2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 14, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04729-P86221                KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRADEWEB MARKETS INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1. Election of Directors
Nominees

01)	Troy Dixon
02)	Scott Ganeles
03)	Catherine Johnson
04)	Murray Roos

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

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V04730-P86221

TRADEWEB MARKETS INC.

Annual Meeting of Stockholders

May 15, 2023 12:00 PM (Eastern Time)

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Douglas Friedman and William Hult, and each of them, each with full power of substitution, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock, par value $0.00001 per share, Class B common stock, par value $0.00001 per share, Class C common stock, par value $0.00001 per share, and Class D common stock, par value $0.00001 per share, of Tradeweb Markets Inc. (the “Company”), that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 12:00 PM, Eastern Time, on Monday, May 15, 2023, at www.virtualshareholdermeeting.com/TW2023, and at any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES AS DIRECTORS LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

Continued and to be signed on reverse side